SCHEDULE 14A
(Rule 14a-101)
INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934

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Check the appropriate box:
☐	Preliminary proxy statement	☐	Confidential, For Use of the Commission Only
(as permitted by Rule 14a—6(e)(2))
☑	Definitive proxy statement
☐	Definitive additional materials
☐	Soliciting material under Rule 14a-12
Global Cash Access Holdings, Inc.
(Name of Registrant as Specified in Its Charter)
(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)
Payment of Filing Fee (Check the appropriate box):
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☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
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☐ Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

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GLOBAL CASH ACCESS HOLDINGS, INC.

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON APRIL 27, 2006

TIME	9:00 a.m., Pacific Daylight Time, on April 27, 2006

LOCATION	Green Valley Ranch 2300 Paseo Verde Drive Henderson, Nevada 89052

PROPOSALS	1. To elect three Class I directors to serve until the 2009 annual meeting of stockholders and until their successors are elected and qualified.

2. To ratify the appointment of Deloitte & Touche LLP as the independent registered public accounting firm for Global Cash Access Holdings, Inc. for the fiscal year ending December 31, 2006.

3. To consider such other business as may properly come before the annual meeting and any adjournment or postponement thereof.

These items of business are more fully described in the proxy statement which is attached and made a part hereof.

RECORD DATE	You are entitled to vote at the 2006 annual meeting of stockholders (the “Annual Meeting”) and any adjournment or postponement thereof if you were a stockholder at the close of business on March 8, 2006.

VOTING	YOUR VOTE IS IMPORTANT. WHETHER OR NOT YOU EXPECT TO ATTEND THE ANNUAL MEETING, YOU ARE URGED TO VOTE PROMPTLY TO ENSURE YOUR PRESENCE AND THE PRESENCE OF A QUORUM AT THE ANNUAL MEETING. You may vote your shares by using the Internet or the telephone. Instructions for using these services are set forth on the enclosed proxy card. You may also vote your shares by marking, signing, dating and returning the proxy card in the enclosed postage-prepaid envelope. If you send in your proxy card and then decide to attend the Annual Meeting to vote your shares in person, you may still do so. Your proxy is revocable in accordance with the procedures set forth in the proxy statement.

By Order of the Board of Directors

Kirk Sanford
Chief Executive Officer

Las Vegas, Nevada
March 29, 2006

GLOBAL CASH ACCESS HOLDINGS, INC. NOTICE OF ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON APRIL 27, 2006
GENERAL INFORMATION
PROPOSAL 1 ELECTION OF CLASS I DIRECTORS
BOARD AND CORPORATE GOVERNANCE MATTERS
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS
PROPOSAL 2 RATIFICATION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
EXECUTIVE COMPENSATION
EQUITY COMPENSATION PLANS
REPORT OF COMPENSATION COMMITTEE
REPORT OF THE AUDIT COMMITTEE
STOCK PERFORMANCE GRAPH
SECTION 16( a ) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
OTHER MATTERS
FORM 10 -K ANNUAL REPORT
APPENDIX A AUDIT COMMITTEE CHARTER

GLOBAL CASH ACCESS HOLDINGS, INC.
3525 East Post Road, Suite 120
Las Vegas, Nevada 89120
(800) 833-7110

PROXY STATEMENT

GENERAL INFORMATION

Why am I receiving these proxy materials?

The Board of Directors (the “Board”) of Global Cash Access Holdings, Inc., a Delaware corporation (the “Company”), is furnishing these proxy materials to you in connection with the Company’s 2006 annual meeting of stockholders (the “Annual Meeting”). The Annual Meeting will be held at the Green Valley Ranch, 2300 Paseo Verde Drive, Henderson, Nevada 89052, on April 27, 2006 at 9:00 a.m., Pacific Daylight Time. You are invited to attend the Annual Meeting and are entitled and requested to vote on the proposals outlined in this proxy statement (“Proxy Statement”).

What proposals will be voted on at the Annual Meeting?

There are three proposals scheduled to be voted on at the Annual Meeting:

1. To elect three Class I directors to serve until the 2009 annual meeting of stockholders and until their successors are elected and qualified.

2. To ratify the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm (hereinafter referred to as “independent auditors”) for the fiscal year ending December 31, 2006.

3. To consider such other business as may properly come before the Annual Meeting and any adjournment or postponement thereof.

As to any other business which may properly come before the Annual Meeting, the persons named on the enclosed proxy card will vote according to their best judgment. The Company does not know now of any other matters to be presented or acted upon at the Annual Meeting.

What are the recommendations of the Company’s Board of Directors?

The Board recommends that you vote “FOR” the election of the three Class I directors, and “FOR” the ratification of the appointment of Deloitte & Touche LLP as the Company’s independent auditors for the fiscal year ending December 31, 2006.

What is the record date and what does it mean?

The record date for the Annual Meeting is March 8, 2006. The record date is established by the Board of Directors as required by Delaware law. Holders of shares of the Company’s common stock at the close of business on the record date are entitled to receive notice of the Annual Meeting and to vote at the Annual Meeting and any adjournments or postponements thereof.

What shares can I vote?

Each stockholder of the Company’s common stock, par value $.001 per share (“Common Stock”), is entitled to one vote for each share of Common Stock owned as of the record date. Holders of Common Stock are referred to herein as “Stockholders.”

At the record date, 82,173,690 shares of Common Stock were issued and outstanding.

What constitutes a quorum?

The presence at the Annual Meeting, in person or by proxy, of the holders of a majority of the shares of Common Stock outstanding and entitled to vote on the record date will constitute a quorum permitting the Annual Meeting to conduct its business.

How are abstentions and broker non-votes treated?

Under the General Corporation Law of the State of Delaware, an abstaining vote and a broker non-vote are counted as present and are, therefore, included for purposes of determining whether a quorum of shares is present at the Annual Meeting. Broker non-votes are not included in the tabulation of the voting results on the election of directors or issues requiring approval of a majority of the shares present or represented by proxy and entitled to vote at the Annual Meeting and, therefore, do not have an effect on Proposals 1 or 2. A broker non-vote occurs when a nominee holding shares for a beneficial owner does not vote on a particular proposal because the nominee does not have the discretionary voting instructions with respect to that item and has not received instructions from the beneficial owner. Under the rules that govern brokers who are voting with respect to shares held by them as nominee, brokers have the discretion to vote such shares only on routine matters. Routine matters include, among others, the election of directors and ratification of auditors. For the purpose of determining whether the Stockholders have approved matters other than the election of directors, abstentions are treated as shares present or represented and voting, so abstentions have the same effect as negative votes. Shares held by brokers who do not have discretionary authority to vote on a particular matter and have not received voting instructions from their customers are not counted or deemed to be present or represented for purposes of determining whether Stockholders have approved that matter.

What is the voting requirement to approve each of the proposals?

Proposal 1.  The three candidates receiving the greatest number of affirmative votes of the shares of Common Stock present in person, or represented by proxy, and entitled to vote at the Annual Meeting will be elected, provided a quorum is present and voting. Abstentions and broker non-votes will not be counted toward a nominee’s total.

Proposal 2.  Ratification of the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm will require the affirmative vote of a majority of the shares of Common Stock present in person, or represented by proxy, and entitled to vote at the Annual Meeting. Abstentions and broker non-votes will not be counted as having been voted on Proposal 2.

All shares of Common Stock represented by valid proxies will be voted in accordance with the instructions contained therein. In the absence of instructions, proxies from holders of Common Stock will be voted FOR Proposals 1 and 2.

How do I vote my shares?

You can either attend the Annual Meeting and vote in person or give a proxy to be voted at the Annual Meeting:

•	by mailing the enclosed proxy card;

•	over the telephone by calling a toll-free number; or

•	electronically, using the Internet.

The Internet and telephone voting procedures have been set up for your convenience and are designed to authenticate Stockholders’ identities, to allow Stockholders to provide their voting instructions, and to confirm that their instructions have been recorded properly. The Company believes the procedures which have been put in place are consistent with the requirements of applicable law. Specific instructions for Stockholders of record who wish to use the Internet or telephone voting procedures are set forth on the enclosed proxy card.

Who will tabulate the votes?

An automated system administered by ADP Investor Communication Services (“ADP”) will tabulate votes cast by proxy at the Annual Meeting and a representative of the Company will tabulate votes cast in person at the Annual Meeting.

Is my vote confidential?

Proxy instructions, ballots and voting tabulations that identify individual Stockholders are handled in a manner that protects your voting privacy. Your vote will not be disclosed either within the Company or to third parties, except (i) as necessary to meet applicable legal requirements, or (ii) to allow for the tabulation and/or certification of the vote.

Can I change my vote after submitting my proxy?

You may revoke your proxy at any time before the final vote at the Annual Meeting. You may do so by one of the following four ways:

•	submitting another proxy card bearing a later date;

•	sending a written notice of revocation to the Company’s Corporate Secretary at 3525 East Post Road, Suite 120, Las Vegas, Nevada 89120;

•	submitting new voting instructions via telephone or the Internet; or

•	attending AND voting in person at the Annual Meeting.

Who is paying for this proxy solicitation?

This Proxy Statement and the accompanying proxy were first sent by mail to the Stockholders on or about March 29, 2006. The Company will bear the cost of soliciting proxies, including preparation, assembly, printing and mailing of the Proxy Statement. In addition, the Company will reimburse brokerage firms and other persons representing beneficial owners of shares for their expenses in forwarding solicitation materials to such beneficial owners. Proxies may be solicited by certain of the Company’s directors, officers and regular employees, without additional compensation, either personally, by telephone, facsimile, or telegram.

How can I find out the voting results?

The Company will announce the preliminary results at the Annual Meeting and publish the final results in the Company’s Quarterly Report on Form 10-Q for the second quarter of fiscal 2006.

How do I receive electronic access to proxy materials for future annual meetings?

Stockholders can elect to view future proxy statements and annual reports over the Internet instead of receiving paper copies, which results in cost savings for the Company. If you are a Stockholder of record and would like to receive future Stockholder materials electronically, you can elect this option by following the instructions provided when you vote your proxy over the Internet at www.ProxyVote.com.

If you chose to view future proxy statements and annual reports over the Internet, you will receive an e-mail notification next year with instructions containing the Internet address of those materials. Your choice to view future proxy statements and annual reports over the Internet will remain in effect until you contact either your broker or the Company to rescind your instructions. You do not have to elect Internet access each year.

If your shares are registered in the name of a brokerage firm, you still may be eligible to vote your shares electronically over the Internet. A large number of brokerage firms are participating in the ADP online program, which provides eligible Stockholders who receive a paper copy of this Proxy Statement the opportunity to vote via the Internet. If your brokerage firm is participating in ADP’s program, your proxy card will provide instructions for voting online. If your proxy card does not reference Internet information, please complete and return the proxy card in the postage-paid envelope provided.

How can I avoid having duplicate copies of the proxy statements sent to my household?

Some brokers and other nominee record holders may be participating in the practice of “householding” proxy statements and annual reports, which results in cost savings for the Company. The practice of “householding” means that only one copy of the proxy statement and annual report will be sent to multiple Stockholders in a Stockholder’s household. The Company will promptly deliver a separate copy of either document to any Stockholder who contacts the Company’s Investor Relations department at 3525 East Post Road, Suite 120, Las Vegas, Nevada 89120 requesting such copies. If a Stockholder is receiving multiple copies of the proxy statement and annual report at the Stockholder’s household and would like to receive a single copy of those documents for a Stockholder’s household in the future, that Stockholder should contact their broker, other nominee record holder, or the Company’s investor relations department to request mailing of a single copy of the proxy statement and annual report.

When are stockholder proposals due for next year’s annual meeting?

Requirements for Stockholder Proposals to be Brought Before an Annual Meeting.  For stockholder proposals to be considered properly brought before an annual meeting by a stockholder, the stockholder must have given timely notice therefor in writing to the Secretary of the Company. To be timely for the Company’s 2007 annual meeting of stockholders, a stockholder’s notice must be delivered to or mailed and received at the principal executive offices of the Company between December 28, 2006 and January 27, 2007. A stockholder’s notice to the Secretary must set forth as to each matter the stockholder proposes to bring before the annual meeting (i) a brief description of the business desired to be brought before the annual meeting and the reasons for conducting such business at the annual meeting, (ii) the name and record address of the stockholder proposing such business, (iii) the class and number of shares of the Company which are beneficially owned by the stockholder, and (iv) any material interest of the stockholder in such business.

Requirements for Stockholder Proposals to be Considered for Inclusion in the Company’s Proxy Materials.  Stockholder proposals submitted pursuant to Rule 14a-8 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and intended to be presented at the Company’s 2007 annual meeting of stockholders must be received by the Company not later than November 30, 2006 in order to be considered for inclusion in the Company’s proxy materials for that meeting.

PROPOSAL 1
ELECTION OF CLASS I DIRECTORS

The Board is divided into three classes as nearly equal in number as possible. The members of each class of directors serve staggered three-year terms. Currently, the Board is composed of the following seven members:

Class	Directors	Term Expiration

I	Kirk Sanford, E. Miles Kilburn and William H. Harris	2006 Annual Meeting of Stockholders
II	Robert Cucinotta and Charles J. Fitzgerald	2007 Annual Meeting of Stockholders
III	Karim Maskatiya and Walter G. Kortschak	2008 Annual Meeting of Stockholders

The Nominating and Corporate Governance Committee of the Board of Directors has recommended, and the Board of Directors has nominated, the three nominees named below for election as Class I directors of the Company, each to serve a three-year term until the 2009 annual meeting of stockholders and until a qualified successor is elected or until the director’s earlier resignation or removal. Each of the nominees, who are current directors of the Company, has consented, if elected as a Class I director of the Company, to serve until his term expires. The Board of Directors has no reason to believe each of the nominees will not serve if elected, but if any one of them should become unavailable to serve as a director, and if the Board designates a substitute nominee, the persons named as proxies will vote for the substitute nominee designated by the Board.

Class I Director-Nominees For Three Year Terms That Will Expire in 2009

Kirk Sanford Age 39	Kirk Sanford has served as the Company’s President and Chief Executive Officer since 1999 and was a member of the Company’s management committee when the Company conducted its operations as a limited liability company from 1998 through May 2004. Mr. Sanford joined the Company’s Board of Directors in March 2005. Before serving as the Company’s Chief Executive Officer, Mr. Sanford was the Company’s Executive Vice President of Sales, Marketing and Product Development from 1998 to 1999. Prior to joining the Company, Mr. Sanford was the general manager of a joint venture between USA Processing, Inc. and BA Merchant Services, Inc. from 1995 to 1998, where he managed the operations, sales, marketing and product development of the joint venture. Prior to that position, Mr. Sanford was Executive Vice President of Sales for Universal Services Association, a start-up merchant payment services company.
E. Miles Kilburn Age 43	E. Miles Kilburn has served as a member of the Board of Directors since March 2005. Mr. Kilburn has been President of Neurorecovery, Inc., a privately held biotechnology company, since August 2005. Mr. Kilburn has been a private investor since June 2004. Prior to that, he was Executive Vice President and Chief Strategy Officer of Concord EFS, Inc. (which became a wholly-owned subsidiary of First Data Corporation in February 2004) from 2003 to 2004, and Senior Vice President of Business Strategy and Corporate Development from 2001 to 2003. He served as Chief Executive Officer of Primary Payment Systems, Inc., a majority-owned subsidiary of Star Systems, Inc., from 2002 to 2003, and Chief Financial Officer from 1997 to 1999. Mr. Kilburn was Group Executive Vice President and Chief Financial Officer of Star Systems, Inc. from 1999 to 2001. Mr. Kilburn also serves as a director of several privately held companies.
William H. Harris Age 50	William H. Harris has served as a member of the Board of Directors since April 2005. Mr. Harris has been a private investor in and chairman of numerous privately held companies since May 2000. Prior to that, he was Chief Executive Officer of PayPal, Inc. from October 1999 to May 2000. From January 1995 to September 1999, Mr. Harris served as an executive officer, including Chief Executive Officer for a period, of Intuit, Inc. Mr. Harris also serves as a director of Earthlink, Inc., an internet service provider, WebSideStory, Inc., a provider of on-demand web analytics, and numerous privately held companies.

THE BOARD RECOMMENDS A VOTE “FOR” THE ELECTION
TO THE BOARD OF EACH OF THE NOMINEES NAMED ABOVE

The Company’s directors listed below will continue in office for the remainder of their terms or earlier in accordance with the Company’s Bylaws. Information regarding the business experience of each such director is provided below.

Class II Directors Whose Terms Will Expire in 2007

Robert Cucinotta Age 45	Robert Cucinotta is a co-founder of the Company and has served as a member of the Board of Directors designated by M&C International since the Company’s incorporation. Mr. Cucinotta is also Secretary of M&C International. From 1992 to present, Mr. Cucinotta has been a principal of USA Processing, Inc., an independent sales organization in the merchant processing industry. From 2000 to present, Mr. Cucinotta has been a principal of MCA Processing, LLC, a developer of electronic payment products. From 2001 to present, Mr. Cucinotta has been a principal of WD International, L.L.C., formerly known as Cornerstone Payment Systems, L.L.C., an independent sales organization in the merchant processing industry. Mr. Cucinotta is also Secretary of USA Payments, a payment processing company whose services are used by the Company, Secretary of Infonox on the Web a technology research and development company whose services are used by the Company and Secretary of USA Payment Systems. Mr. Cucinotta has been a real estate investor and developer in Northern California since 1983.
Charles J. Fitzgerald Age 38	Charles J. Fitzgerald has served as a member of the Board of Directors since the Company’s incorporation. Mr. Fitzgerald has been a partner and member of various entities affiliated with Summit Partners, a private equity and venture capital firm, since January 2005. Prior to that, he was a principal of Summit Partners from 2002 to 2004 and a vice president from 2001 to 2002. From 1998 to 2001, Mr. Fitzgerald was the chief executive officer of North Systems, Inc., a software vendor. Mr. Fitzgerald also serves as a director of WebSideStory, Inc., a provider of on-demand web analytics and several privately held companies.

Class III Directors Whose Terms Will Expire in 2008

Karim Maskatiya Age 53	Karim Maskatiya is a co-founder and co-chairman of the Company and has served as a member of the Board of Directors designated by M&C International since the Company’s incorporation. Mr. Maskatiya is also President and Chairman of M&C International. From 1992 to present, Mr. Maskatiya has been a principal of USA Processing, Inc. From 2000 to present, Mr. Maskatiya has been a principal of MCA Processing, LLC. From 2001 to present, Mr. Maskatiya has been a principal of WD International, L.L.C., formerly known as Cornerstone Payment Systems, L.L.C. Mr. Maskatiya is also President and Chairman of USA Payments, President of USA Payment Systems, and Chairman of Infonox on the Web. Mr. Maskatiya has also been a real estate investor and developer in Northern California since 1978.
Walter G. Kortschak Age 46	Walter G. Kortschak has served as a member of the Board of Directors since the Company’s incorporation. Mr. Kortschak is a managing partner and managing member of various entities affiliated with Summit Partners, a private equity and venture capital firm, where he has been employed since June 1989. Prior to that, he was a Vice President at Crosspoint Venture Partners, a venture capital firm. Mr. Kortschak also serves as a director of Somera Communications, Inc., a telecommunications equipment company, the National Venture Capital Association and several privately held companies.

BOARD AND CORPORATE GOVERNANCE MATTERS

Board Committees and Meetings

During fiscal 2005, the Board held eight meetings. Each director attended at least 75% of the total number of the meetings of the Board and meetings of the committee of the Board on which he served. The Board has three committees: Audit Committee, Compensation Committee, and Nominating and Corporate Governance Committee. The members of the committees during fiscal 2005 are identified in the following table:

Nominating and
Corporate
Director	Audit	Compensation	Governance

E. Miles Kilburn	Chair	X	X
William H. Harris	X
Charles J. Fitzgerald		X	X
Walter G. Kortschak	X	Chair	Chair

Walter G. Kortschak is currently a member of the Audit Committee, but is not independent under Rule 10A-3 as a result of his beneficial ownership of shares of Common Stock held by Summit Partners. Messrs. Kilburn and Harris are independent under Rule 10A-3 of the Exchange Act. The Company is relying upon the exemption in Rule 10A-3(b)(1)(iv)(A)(2) which provides that a minority of the members of the Company’s Audit Committee may be exempt from the independence requirements for one year from the date of effectiveness of the registration statement covering the Company’s initial public offering. The Company does not believe that its reliance on this exemption materially adversely affects the ability of the Audit Committee to act independently or to satisfy the other requirements of Rule 10A-3.

Annual Meeting of Stockholders

The Company encourages, but does not require, its Board members to attend the annual stockholders meeting. The 2006 Annual Meeting will be the first stockholder meeting held by the Company since its initial public offering in 2005.

Committees of the Board of Directors

The Audit Committee met three times in fiscal 2005. The Audit Committee has the responsibility for, among other things:

•	reviewing policies and procedures adopted by management regarding fair and accurate presentation of financial statements in accordance with generally accepted accounting principles (GAAP) and applicable rules and regulations of the Securities and Exchange Commission;

•	overseeing the Company’s accounting and financial reporting processes, overseeing audits of the Company’s financial statements and reviewing the Company’s audited financial statements with management, including a review of major issues regarding accounting and auditing principles and practices, and evaluating the adequacy and effectiveness of internal controls that could significantly affect the Company’s financial statements, as well as the adequacy and effectiveness of the Company’s disclosure controls and procedures and management’s reports thereon;

•	reviewing and discussing reports from the Company’s independent auditor regarding: (a) all critical accounting policies and practices to be used by the Company; (b) all alternative treatments of financial information within GAAP that have been discussed with management; and (c) other material written communications between the Company’s independent auditors and management;

•	reviewing major changes to the Company’s auditing and accounting principles and practices as suggested by the Company’s independent auditors, internal auditors or management, and reviewing the significant reports to management prepared by the Company’s internal auditing department and management’s responses;

•	establishing procedures for: (a) the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls, or auditing matters; and (b) the confidential, anonymous submission by employees of the Company of concerns regarding questionable accounting or auditing matters;

•	advising the Board of Directors with respect to the Company’s policies and procedures regarding compliance with applicable laws and regulations; and

•	overseeing the work of the registered public accounting firm engaged in audit, review or attest services for the Company, overseeing the appointment, compensation and retention of the registered public accounting firm, and overseeing and ensuring the independence of the Company’s independent auditors, and reviewing and pre-approving of all audit services and permissible non-audit services to be performed by the Company’s independent auditors.

The Board has further determined that E. Miles Kilburn is an “audit committee financial expert” as defined by Item 401(h) of Regulation S-K of the Exchange Act and is independent as defined by Item 7(d)(3)(iv) of Schedule 14A of the Exchange Act. A copy of the Audit Committee charter is attached as Appendix A to this proxy statement. A copy of the Audit Committee charter can also be viewed at the Company’s website at www.globalcashaccess.com.

The Compensation Committee was formed on July 22, 2005 and met one time in fiscal 2005. The Compensation Committee has the responsibility for, among other things:

•	assisting the Board of Directors in discharging its responsibilities relating to compensation of the Company’s directors and executive officers;

•	reviewing and approving goals and objectives for Chief Executive Officer compensation and recommending to the Board of Directors non-Chief Executive Officer compensation and incentive compensation plans and equity based plans that are subject to Board of Directors approval;

•	administering the Company’s incentive compensation plans and equity based plans, approving new equity compensation plan or material changes to an existing plan where stockholder approval has not been obtained, and approving awards as determined by the Board of Directors; and

•	ensuring corporate performance measures and goals are set and determining the extent that established goals have been achieved and any related compensation earned.

A copy of the Compensation Committee charter can be viewed at the Company’s website at www.globalcashaccess.com.

The Nominating and Corporate Governance Committee was formed on September 28, 2005 and did not meet in fiscal 2005. The Nominating and Corporate Governance Committee has the responsibility for, among other things:

•	developing and recommending to the Board of Directors, and implementing a set of corporate governance principles and procedures;

•	developing and recommending to the Board of Directors, and implementing and monitoring compliance with, a code of business conduct and ethics for directors, officers and employees, and promptly disclosing and waivers for directors or executive officers;

•	assessing the adequacy of the code of business conduct and ethics and recommending any changes;

•	assisting the Board of Directors in assessing Board of Directors composition, selecting nominees for election to the Board of Directors consistent with criteria approved by the Board of Directors, and advising the Board of Directors on each committee of the Board of Directors regarding member qualifications, committee appointments and removals, committee structure and operations and committee reporting;

•	determining the compensation of members of the Board and its committees;

•	advising the Board of Directors on candidates for executive offices, and advising the Board of Directors on candidates for the position of Chairman of the Board and Chief Executive Officer; and

•	establishing and monitoring a process of assessing the Board of Directors’ effectiveness and overseeing the evaluation of the Board of Directors and management.

As provided in the charter of the Nominating and Corporate Governance Committee, nominations for director may be made by the Nominating and Corporate Governance Committee or by a Stockholder of record entitled to vote. The Nominating and Corporate Governance Committee will consider and make recommendations to the Board of Directors regarding any Stockholder recommendations for candidates to serve on the Board of Directors. Stockholders wishing to recommend candidates for consideration by the Nominating and Corporate Governance Committee may do so by writing to the Company’s Investor Relations Department-Attention Nominating and Corporate Governance Committee at 3525 East Post Road, Suite 120, Las Vegas, Nevada 89120 providing the candidate’s name, biographical data and qualifications, a document indicating the candidate’s willingness to act if elected, and evidence of the nominating Stockholder’s ownership of Company’s Common Stock at least 120 days prior to the next annual meeting to assure time for meaningful consideration by the Nominating and Corporate Governance Committee. There are no differences in the manner in which the Nominating and Corporate Governance Committee evaluates nominees for director based on whether the nominee is recommended by a Stockholder. The Company does not pay any third party to identify or assist in identifying or evaluating potential nominees.

In reviewing potential candidates for the Board, the Nominating and Corporate Governance Committee considers the individual’s experience in the Company’s industry, the general business or other experience of the candidate, the needs of the Company for an additional or replacement director, the personality of the candidate, the candidate’s interest in the business of the Company, as well as numerous other subjective criteria. Of greatest importance is the individual’s integrity, willingness to be involved and ability to bring to the Company experience and knowledge in areas that are most beneficial to the Company. The Board intends to continue to evaluate candidates for election to the Board on the basis of the foregoing criteria. A detailed description of the criteria used by the Nominating and Corporate Governance Committee in evaluating potential candidates may be found in the charter of the Nominating and Corporate Governance Committee which is posted on the Company’s website.

The Nominating and Corporate Governance Committee operates under a written charter setting forth the functions and responsibilities of the committee. A copy of the charter can be viewed at the Company’s website at www.globalcashaccess.com.

Director Independence

Under independence standards establish by the Board, a director does not qualify as independent unless the Board affirmatively determines that the directors have no material relationship with the Company, either directly or as a partner, stockholder or officer of an organization that has a relationship with the Company. The Board considers such facts and circumstances as it deems relevant to the determination of director independence. To assist in making its determination regarding independence, the Board considers, at a minimum, the following categorical standards:

•	A director who is an employee, or whose immediate family member is an executive officer, of the Company or any of its subsidiaries is not independent until three years after the end of such employment relationship;

•	A director who receives, or whose immediate family member receives, more than $100,000 per year in direct compensation from the Company or any of its subsidiaries, other than director and committee fees and pension or other forms of deferred compensation for prior service (provided such compensation is not contingent in any way on continued service), is not independent until three years after he or she ceases to receive more than $100,000 per year in such compensation;

•	A director who is affiliated with or employed by, or whose immediate family member is affiliated with or employed in a professional capacity by, a present or former internal or external auditor of the Company or any of its subsidiaries is not independent until three years after the end of the affiliation or the employment or auditing relationship;

•	A director who is employed, or whose immediate family member is employed, as an executive officer of another company where any of the Company’s or any of its subsidiaries present executives serve on that company’s compensation committee is not independent until three years after the end of such service or the employment relationship;

•	A director who is an executive officer or an employee, or whose immediate family member is an executive officer, of a company (which does not include chartable entities) that makes payments to, or receives payments from, the Company or any of its subsidiaries for property or services in an amount which, in any single fiscal year, exceeds the greater of $1.0 million, or 2% of such other company’s consolidated gross revenues, is not independent until three years after falling below such threshold; and

•	Any director that has a material relationship with the Company shall not be independent. Any relationship not required to be disclosed pursuant to Item 404 of Regulation S-K of the Securities Exchange Act of 1934, as amended, shall be presumptively not material. For relationships not covered by the preceding sentence, the determination of whether the relationship is material or not, and therefore whether the director would be independent or not, shall be made by the Company’s Board of Directors. The Company shall explain in the next proxy statement the basis for any Board determination that a relationship is immaterial despite the fact that it does not meet the categorical standards of immateriality set forth above.

The Board has determined that the following directors have no material relationship with the Company (either directly or as a partner, stockholder or officer of an organization that has a relationship with the Company), and each is independent within the meaning of independence as set forth in the rules of the New York Stock Exchange: Walter G. Kortschak, Charles J. Fitzgerald, E. Miles Kilburn and William H. Harris.

Executive Sessions

The Company’s non-management directors meet in executive session with no management directors or employees present at each regularly schedule meeting of the Board of Directors. The Company’s directors who are independent under the rules and regulations of the New York Stock Exchange meet in executive session with no management directors or employees present at least three times per year. Mr. Kilburn presides over these executive sessions.

Access to Corporate Governance Policies

Stockholders may access the Company’s committee charters, the code of ethics and corporate governance guidelines at Company’s Internet website at www.globalcashaccess.com. Copies of the Company’s committee charters, corporate governance guidelines and code of ethics will be provided to any stockholder upon written request to Corporate Secretary, Global Cash Access Holdings, Inc., 3525 East Post Road, Suite 120, Las Vegas, Nevada 89120.

Communication between Stockholders and Directors

Shareholders may communicate with individual directors (including the Presiding Director), the members of a committee of the Board of Directors, the independent directors as a group or the Company’s Board of Directors as a whole by addressing the communication to the named director, the committee, the independent directors as a group or the Board of Directors as a whole c/o Secretary, Global Cash Access Holdings, Inc., 3525 East Post Road, Suite 120, Las Vegas, Nevada 89120 or via electronic mail to secretary@gcamail.com. The Company’s Secretary will forward all correspondence to the Board of Directors, except for spam, junk mail, mass mailings, product complaints or inquiries, job inquiries, surveys, business solicitations or advertisements, or patently offensive or otherwise inappropriate material. The Company’s Secretary may forward certain correspondence, such as product-related inquiries, elsewhere within the Company for review and possible response.

Director Compensation

All non-employee directors that are not affiliated with a principal (i.e. greater than 10%) stockholder of the Company will receive an annual fee of $20,000. In addition, each member of the Company’s Audit Committee,

Compensation Committee and Nominating and Corporate Governance Committee that is independent, within the meaning of the applicable rules of the New York Stock Exchange, receives an additional annual fee of $5,000 and the chairman of the Company’s Audit Committee will receive a further additional annual fee of $5,000. All annual fees are paid in quarterly installments. In addition, each non-employee director that is not affiliated with a principal stockholder of the Company will be granted, upon the director’s initial appointment to the Board, an option to purchase 100,000 shares of the Company’s Common Stock under the Company’s 2005 Stock Incentive Plan. The exercise price for these options is the fair market value of the Company’s Common Stock at the time of the grant of the stock options. For each grant, one eighth of the options will vest after six months of service as a director, and the remainder will vest ratably in equal monthly installments over the succeeding forty-two months; provided, however, that the options will vest in their entirety upon a change of control of the Company. The options have a term of ten years.

Relationships Among Directors or Executive Officers

There are no family relationships among any of the Company’s directors or executive officers.

Code of Business Conduct and Ethics

The Company has adopted a Code of Business Conduct and Ethics for its directors, officers and other employees. The Company will post on its website any amendments to, or waivers from, any provision of its Code of Business Conduct and Ethics. A copy of the Code of Business Conduct and Ethics is available on the Company’s website at www.globalcashaccess.com.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Stock Option and Restricted Stock Grants

In the year ended December 31, 2005, Kirk Sanford, Diran Kludjian, Kathryn S. Lever, Kurt Sullivan and Thomas Sears were granted options to purchase 1,444,430, 100,000, 75,000, 100,000 and 100,000 shares, respectively, of the Company’s Common Stock at a price of $13.99 per share. In addition, Diran Kludjian was granted an additional option to purchase 100,000 shares of the Company’s Common Stock at a price of $14.00 per share.

Upon their appointments to the Board of Directors, E. Miles Kilburn and William H. Harris were each granted options to purchase 100,000 shares of the Company’s Common Stock at a price of $13.99 per share.

On March 1, 2006, Kirk Sanford, Harry Hagerty, Diran Kludjian, Kathryn S. Lever, Kurt Sullivan and Thomas Sears were granted awards of 216,665, 108,332, 30,000, 11,250, 15,000 and 15,000 restricted shares, respectively, of the Company’s Common Stock. These shares of restricted stock vest over a four-year period commencing in February 2006, subject to certain accelerated vesting provisions, and are subject to forfeiture to the Company in the event of the termination of the executive’s employment.

Indemnification, Employment and Noncompetition Agreements

The Company has entered into certain employment and change of control agreements with certain of its executive officers (see “Employment Contracts, Termination of Employment and Change in Control Arrangements” below).

In May 2004, the Company entered into a noncompetition agreement with Kirk Sanford, the Company’s Chief Executive Officer. The agreement prohibits Mr. Sanford from engaging in specifically prescribed competitive activities during the 24-month period following the termination of his employment with the Company. In addition, the agreement prohibits Mr. Sanford from soliciting the Company’s employees, customers or suppliers during such 24-month period.

The Company has entered into indemnification agreements with each of its directors and executive officers. The indemnity agreements provide, among other things, that the Company will indemnify its directors and officers under the circumstances and to the extent provided therein, for expenses, damages, judgments, fines and settlements each may be required to pay in actions or proceedings which either of them may be made a party by reason of their positions as a director or other agent of the Company or any of its subsidiaries, and otherwise to the fullest extent permitted under Delaware law and the Company’s Bylaws.

Entities Controlled by Karim Maskatiya and Robert Cucinotta

Karim Maskatiya and Robert Cucinotta, members of the Board of Directors, together hold 100% of the ownership interests in, and comprise the Board of Directors of, M&C International. Prior to March 2005, Kirk Sanford, the Company’s Chief Executive Officer, held an approximately 1% ownership interest in, and was previously a director of, M&C International. M&C International holds approximately 30% of the Company’s Common Stock. Through the Company’s wholly-owned subsidiary, Global Cash Access, Inc., the Company is currently a party to multiple agreements with three other entities in which in which Messrs. Maskatiya and Cucinotta have significant ownership and management interests. Those companies are: Infonox on the Web, in which Messrs. Maskatiya and Cucinotta have an approximately 80% ownership interest and are two directors on that company’s four member board of directors; USA Payments in which Messrs. Maskatiya and Cucinotta are the sole owners and comprise that company’s entire board of directors; and USA Payment Systems, in which Messrs. Maskatiya and Cucinotta have a 50% ownership interest and are two directors on that company’s four member board of directors. Through Central Credit, LLC, the wholly-owned subsidiary of Global Cash Access, Inc., the Company is a party to an agreement with Casino Credit Services, LLC, an entity which is wholly owned by M&C International. Prior to the Company’s initial public offering, M&C International granted options to certain of the Company’s stockholders to purchase a percentage of membership interests in Casino Credit Services LLC. The terms of the Company’s agreements with each of these entities are summarized below. The Company may, in the future, attempt to acquire USA Payment Systems or Infonox on the Web, although the Company is not currently engaged in any negotiations or discussions for that purpose. Any such acquisition may involve the Company making payments, directly or indirectly, to Messrs. Maskatiya and Cucinotta. Central Credit, LLC and Casino Credit Services, LLC have entered into an agreement of merger pursuant to which the Company, through Central Credit, LLC, would acquire Casino Credit Services, LLC after the receipt of all required regulatory approvals. The regulatory approvals have not been obtained and may never be obtained.

In addition to his prior approximately 1% ownership interest in M&C International, prior to 2005, Mr. Sanford was compensated with payments from M&C International and USA Payments for advisory services that he performed for those entities. In 2005, M&C International transferred 575,213 shares of the Company’s Common Stock to Mr. Sanford, issued a note in the principal amount of $7,572,696 payable to Mr. Sanford and forgave a note from Mr. Sanford in the principal amount of $5,741,178 in consideration of his prior advisory services to M&C International. The terms of his prior advisory services arrangement were solely economic did not provide Mr. Sanford with any voting rights or rights to participate in the management of either entity, and did not provide Mr. Sanford with any rights to proceeds upon the liquidation of M&C International or USA Payments. Also in 2005, M&C International redeemed in full Mr. Sanford’s ownership interest in M&C International in exchange for 283,239 shares of the Company’s Common Stock and $437,718 in cash. Pursuant to his employment agreement with the Company, Mr. Sanford has agreed not to perform services for or to receive any compensation or other remuneration from entities affiliated with Messrs. Maskatiya and Cucinotta, including M&C International and USA Payments, other than payments to Mr. Sanford pursuant to the promissory note described above.

Infonox on the Web

Infonox on the Web is approximately 80% owned by Messrs. Maskatiya and Cucinotta in equal shares. The Company is a party to a Professional Services Agreement and a Technology Side Letter with Infonox on the Web pursuant to which Infonox on the Web develops, implements, maintains, hosts, operates, monitors and supports software for the Company on an as requested basis, including the transaction processing infrastructure upon which the Company’s systems operate. This transaction processing infrastructure consists of a customized implementation of a generic reusable transaction processing infrastructure developed by Infonox on the Web. Infonox on the Web has retained ownership of the underlying generic transaction processing infrastructure, but has granted the Company a license, pursuant to the Software License Agreement described below, to use the generic transaction processing infrastructure during the term of the Professional Services Agreement. The Company possesses all ownership rights in the customized portions of the implementation of the generic transaction processing infrastructure that Infonox has developed exclusively for the Company under the Professional Services Agreement.

The Company’s engagement of Infonox on the Web pursuant to the Professional Services Agreement is exclusive within the gaming industry such that Infonox on the Web may not perform any professional services with respect to machines or devices used in the gaming industry other than for the Company, except where those services are performed for non-gaming merchant operations conducted at establishments where gaming activity occurs for the purchase of or payment for goods or services other than money orders or gaming goods or services, subject to some conditions. The Company, on the other hand, is free to engage third parties to provide professional services to the Company, subject to Infonox on the Web’s proprietary rights in the underlying generic transaction processing infrastructure and the limitations on the Company’s ability to sublicense the Company’s license rights therein to a third party during the term of the Software License Agreement with Infonox on the Web. In the event that the Company requires different or additional professional services or service levels with respect to the underlying generic transaction processing infrastructure or the customized implementation thereof that Infonox on the Web cannot or does not agree to provide then, pursuant to a Letter Agreement dated May 13, 2004 between USA Payment Systems, USA Payments, Infonox on the Web and the Company, the Company has the right to engage third-party professional service providers, sublicense to them rights in Infonox on the Web’s proprietary technology that are licensed to the Company by Infonox on the Web under the Software License Agreement, and cause Infonox on the Web to cooperate with such third-party professional service providers to enable them to provide such professional services or service levels to the Company.

Under the Professional Services Agreement, the Company owns all work product, including the customized portions of the implementation of the generic transaction processing infrastructure produced by Infonox on the Web in the course of its provision of professional services to the Company, including all intellectual property rights therein. The Professional Services Agreement contains a service level guarantee by Infonox on the Web that the transaction processing infrastructure will be available to the Company and the Company’s customers at least 99% of the time during any calendar month, subject to some exceptions. If Infonox fails to meet this service level guarantee during any calendar month, then the Company has the right, as the Company’s sole and exclusive remedy for such a breach, to terminate these professional services upon notice to Infonox during the 30-day period following that breach. As of May 2004, the Company is obligated to pay Infonox on the Web a fixed fee of $100,000 per month for the remainder of the term of these services, potentially subject to adjustments starting in January 2005, and to reimburse Infonox on the Web for some of the expenses it incurs in the performance of services for the Company. Under the Professional Services Agreement, Infonox on the Web’s implementation, hosting, operation, maintenance and support of a majority of the Company’s systems is scheduled to expire on March 10, 2014, but may be terminated upon certain types of breaches by either party, such as the Company’s failure to pay fees owing to Infonox on the Web under the Professional Services Agreement or Infonox on the Web’s breach of the service level agreement. The Professional Services Agreement requires Infonox on the Web to continue to provide services during a transition period not to exceed 90 days following termination of the Professional Services Agreement, if the Company so requests and regardless of the legal basis for such termination. During the year ended December 31, 2005, the Company incurred costs and expenses of $1.6 million in connection with these services.

Pursuant to a Software License Agreement and a Technology Side Letter with Infonox on the Web, the Company enjoys a royalty-free, worldwide right and license to use the generic transaction processing infrastructure described above, including its component software, hardware and related services, solely in connection with the Company’s use of the customized implementation of the infrastructure which is hosted and operated by Infonox on the Web pursuant to the Professional Services Agreement. The Company’s license to the generic transaction processing infrastructure is exclusive in the gaming industry such that Infonox on the Web may not grant any other licenses to the generic transactions processing infrastructure to any third party, or exercise any of its own rights in that technology except as agreed by the parties, for use with machines or devices used in the gaming industry. The Software License Agreement obligates Infonox on the Web to deposit into third-party escrow, and periodically update its deposit of, the source code to the underlying generic transaction processing infrastructure, and to provide the Company on an automatic basis with source code to any modifications made to customize the generic transaction processing infrastructure for the Company. The Company has rights to access the deposited source code under limited circumstances, such as Infonox on the Web ceasing to do business, entering into bankruptcy, discontinuing its hosting and operation of the customized implementation of the generic transaction processing infrastructure for the Company, or Infonox on the Web breaching specified obligations to the Company under the Professional Services Agreement or the Software License Agreement. The term of the Software License Agreement lasts at least as long as Infonox on the Web is contractually obligated to host and operate the customized implementation of the generic transaction processing infrastructure for the Company pursuant to the Professional Services Agreement, subject to the Company’s right to continue using any software source code released from escrow prior to expiration of the Software License Agreement and the Company’s rights to sublicense that source code to an alternative third-party provider of software services. Upon termination of the Software License Agreement, Infonox on the Web is obligated to cooperate in the Company’s transition to such an alternative third-party provider if the Company so requests. In addition, upon the expiration of the Software License Agreement or in the event of Infonox on the Web’s uncured material breach of either the Software License Agreement or the Professional Services Agreement, provided that the Company has not committed any uncured material breach of any material term of the Software License Agreement at any time during the term of the Software License Agreement, the Company will receive a non-exclusive, royalty-free, irrevocable, worldwide license to continue using the underlying generic transaction processing infrastructure, solely in its object code form at the time of such license grant, and to sublicense that code to specified other parties, including the Company’s affiliates and third-party service providers solely for use in the gaming industry.

USA Payments and USA Payment Systems

USA Payments is wholly owned in equal shares by each of Mr. Maskatiya and Mr. Cucinotta, members of the Company’s Board of Directors. USA Payment Systems is owned 50% in equal shares by each of Mr. Maskatiya and Mr. Cucinotta, members of the Company’s Board of Directors. The Company is party to an Amended and Restated Agreement for Electronic Payment Processing (the “EPP Agreement”) and a Technology Side Letter with USA Payments and USA Payment Systems pursuant to which they perform for the Company electronic payment processing services relating to credit card cash advances, point-of-sale debit card transactions and ATM withdrawal transactions, including transmitting authorization requests to the relevant networks or gateways, forwarding transaction approvals or denials to the Company, and facilitating the settlement of all funds in connection with approved and consummated transactions. The EPP Agreement contains a service level guarantee by USA Payments and USA Payment Systems that the electronic payment processing system used to process the Company’s transactions will be available to process authorization requests the Company transmits to USA Payments and USA Payment Systems computer switch at least 99% of the time during any calendar month and 90% of the time during any calendar day, subject to some exceptions. The EPP Agreement prohibits USA Payments and USA Payment Systems from scheduling any system maintenance or unavailability on a weekend or holiday without the Company’s prior permission, and permits systems maintenance or unavailability only during times that the Company previously approves.

Pursuant to the EPP Agreement, the Company engaged USA Payments to provide services to the Company, and USA Payments in turn delegated some of its obligations and assigned some of its rights to USA Payment Systems. USA Payments is under common control with M&C International and USA Payment Systems is 50% owned by the principals of M&C International.

Under the EPP Agreement, USA Payments or USA Payment Systems is required to enter into agreements with credit card, point-of-sale debit card or ATM networks necessary to provide services to the Company, and they must obtain the right to act as a switch processor, intercept processor and/or acquirer with respect to such networks, and provide the service to the Company as a switch processor, intercept processor and/or acquirer. The EPP Agreement obligates USA Payments and USA Payment Systems to maintain the confidentiality of the Company’s patron and transaction data and to maintain an information security program and internal controls to safeguard the Company’s patron and transaction data.

The Company is required to enter and comply with agreements required by the gateway or network through which USA Payments or USA Payment Systems processes transactions, and must have a financial institution sponsor the Company or USA Payments or USA Payment Systems with each network or gateway with which the Company or USA Payment Systems has an agreement that requires such a sponsor. The Company is required to have a financial institution perform settlement services in connection with the settlement of transactions processed through the services provided to the Company.

The EPP Agreement requires the Company to pay fixed monthly fees to USA Payments together with a per transaction fee based on the volume of transactions that processed under the EPP Agreement, subject to an annual minimum number of transactions. The fee is $0.03 per transaction for up to 50 million transactions, $0.025 per transaction for between 50 million and 100 million transactions, and $0.001 per transaction for over 100 million transactions. The scale of per transaction fees and annual minimum number of transactions remain fixed for the term of the EPP Agreement. The EPP Agreement also requires the Company to pay directly or reimburse USA Payments and USA Payment Systems for gateway or network fees, all direct telecommunication charges on a per transaction basis as billed by the provider, and monthly fees of $6,000 and $12,000 for Mastercard and VISA base processing, respectively, incurred in connection with providing these services to the Company. During the year ended December 31, 2005, the Company incurred costs and expenses of $2.8 million in connection with the provision of these services (exclusive of exclusive of pass-through billing of expenses that USA Payments paid on the Company’s behalf).

The Company’s engagement of USA Payments and USA Payment Systems is exclusive within the gaming industry, such that neither USA Payments nor USA Payment Systems can, subject to limited exceptions, provide these services with respect to any third party’s machines or devices used in the gaming industry, including without limitation machines or devices that provide cash access services to patrons of gaming establishments, but permits the Company to obtain these services from other providers. The EPP Agreement expires on March 10, 2014, but automatically renews for 12 month terms unless either the Company or USA Payments or USA Payment Systems provides 90 days prior written notice of termination. The EPP Agreement is terminable by the Company following an uncured material breach by USA Payments or USA Payment Systems, or by USA Payments following an uncured material breach by the Company, such as the Company’s failure to pay fees that are owing under the EPP Agreement, subject to USA Payments’ and USA Payment Systems’ obligation to continue to provide services to the Company during a 180-day transition period, if the Company so requests.

Upon the consummation of the Company’s initial public offering, the Company purchased from USA Payments the patent covering the “3-in-1 rollover” functionality from USA Payments pursuant to a Patent Purchase and License Agreement for $10.0 million. Under the Patent Purchase and License Agreement, the Company granted USA Payments a nonexclusive license to use the patent other than in the gaming industry. The Company previously enjoyed use of the patent pursuant to a Patent License Agreement and a Technology Side Letter with USA Payments pursuant to which the Company was granted a royalty-free, non-transferable, non-sublicensable, exclusive license to use the patented “3-in-1 rollover” functionality in the gaming industry.

Casino Credit Services

Casino Credit Services, LLC, is a wholly-owned subsidiary of M&C International. Casino Credit Services LLC is a party to an agreement with Central Credit, LLC, a subsidiary of the Company, pursuant to which Central Credit provides gaming patron credit bureau services to Casino Credit Services LLC in response to requests from gaming establishments located in Michigan. During the year ended December 31, 2005, the Company received $ $133,564 in connection with the performance of services pursuant to the agreement. Central Credit, LLC and Casino Credit Services, LLC have entered into an agreement of merger pursuant to which the Company, through Central Credit, LLC, would acquire Casino Credit Services, LLC after the receipt of all required regulatory approvals. The regulatory approvals have not been obtained and may never be obtained.

Entities Affiliated with the Private Equity Investors

The Company and some of its stockholders prior to its initial public offering are party to a Registration Agreement, a Stockholders Agreement and an Investor Rights Agreement that were executed and delivered in April 2004 in connection with a recapitalization of the Company’s ownership that involved a sale by M&C International of a substantial equity interest in the Company to a number of private equity investors. Such private equity investors include entities affiliated with Summit Partners. Mr. Kortschak and Mr. Fitzgerald, directors of the Company, are partners and members of various entities affiliated with Summit Partners. As of March 8, 2006, entities affiliated with Summit Partners owned approximately 26.9% of the Company’s Common Stock.

Registration Agreement

The Registration Agreement provides M&C International, Banc of America Strategic Investments Corporation and the private equity investors with rights to cause the Company to register their shares of Common Stock on a registration statement filed with the Securities and Exchange Commission. The Registration Agreement also obligates the stockholders that are party thereto to refrain from selling activities involving the Company’s equity securities following public offerings by the Company.

Under the terms of this agreement, if the Company proposes to register any securities under the Securities Act, either for its own account or for other security holders, the Company must give the holders of registration rights notice of such registration and include a portion of their shares of Common Stock in such registration if they so choose at the Company’s expense. In addition, some holders of registration rights may require the Company to file a registration statement under the Securities Act at the Company’s expense with respect to their shares of Common Stock. The Company is required to use its commercially reasonable efforts to effect such registration. All of these registration rights are subject to specific conditions and limitations, among them the right of the underwriters of any offering to limit the number of shares included in such registration and the Company’s right not to effect a registration in specific situations. Under this agreement, the Company has agreed to bear all registration expenses (other than underwriting discounts and commissions and fees), and specific fees and disbursements of counsel of the holders of registration rights. The Company has agreed to indemnify the holders of registration rights against specific liabilities under the Securities Act. A summary of the terms of such registration rights is described below.

Demand Registration Rights.  At any time 180 days after the closing of the Company’s initial public offering, the holders of at least a majority of the shares held by the private equity investors having registration rights and at least a majority of the shares held by M&C International, including shares transferred by M&C International to Mr. Sanford prior to the consummation of the Company’s initial public offering, can each demand that the Company file a registration statement for those shares. The Company will effect the registration as requested, unless the underwriters decide to limit the number of shares that may be included in the registration due to marketing factors. The Company is only obligated to satisfy three demand registrations for M&C International, two demand registrations for the private equity investors other than entities affiliated with Tudor Investment Corporation, or Tudor, and one demand registration for Tudor, and the Company may defer a registration by up to 90 days under specified circumstances once per 12-month period.

Piggyback Registration Rights.  If the Company registers any securities for public sale, the shares of the private equity investors having registration rights and the shares held by M&C International, including shares transferred by M&C International to Mr. Sanford prior to the consummation of the Company’s initial public offering, and Banc of America Strategic Investments Corporation having registration rights may include their shares in the registration statement. The underwriters have the right to limit the number of shares having registration rights that may be included in the registration statement, and the shares, if any, to be included in the registration statement are allocated 61.75% to the private equity investors, 33.25% to M&C International, including shares transferred by M&C International to Mr. Sanford prior to the consummation of the Company’s initial public offering, and 5% to Banc of America Strategic Investments Corporation.

Form S-3 Registration Rights.  If the Company is eligible to file a registration statement on Form S-3, any holders of the shares having registration rights can demand that the Company file a registration statement on Form S-3 or any similar short-form registration statement, so long as the aggregate offering value of securities to be sold under the registration statement on Form S-3 or any similar short-form registration statement is at least $10 million. The Company may defer a registration by up to 90 days under specified circumstances once per 12-month period. The Company is not obligated to include in any Form S-3 registration that is not underwritten the shares of the private equity investors or M&C International, including shares transferred by M&C International to Mr. Sanford prior to the consummation of the Company’s initial public offering, who would be permitted to sell all of their securities pursuant to Rule 144 under the Securities Act of 1933, as amended during the 90-day period commencing on the effective date of any Form S-3 registration.

Stockholders Agreement

The Stockholders Agreement includes provisions relating to procedures that must be followed in connection with the transfer of unregistered securities.

Investor Rights Agreement

The Investor Rights Agreement includes provisions relating to the Company’s obligation to comply with the periodic reporting obligations of the Exchange Act.

Compensation Committee Interlocks and Insider Participation

No interlocking relationship exists between any member of the Company’s Board or Compensation Committee and any member of the Board of Directors or compensation committee of any other companies, nor has such interlocking relationship existed in the past.

Executive Officers

The following sets forth certain information regarding the Company’s executive officers:

Name	Age	Position

Kirk Sanford	39	President, Chief Executive Officer and Director
Harry C. Hagerty	45	Executive Vice President and Chief Financial Officer
Diran Kludjian	49	Executive Vice President of North American and International Sales
Kathryn S. Lever	37	Executive Vice President and General Counsel
Kurt Sullivan	54	Executive Vice President
Thomas Sears	46	Executive Vice President of Business Development

Kirk Sanford has served as the Company’s President and Chief Executive Officer since 1999 and was a member of the Company’s management committee when the Company conducted its operations as a limited liability company from 1998 through May 2004. Mr. Sanford joined the Company’s Board of Directors in March 2005. Before serving as the Company’s Chief Executive Officer, Mr. Sanford was the Company’s Executive Vice President of Sales, Marketing and Product Development from 1998 to 1999. Prior to joining the Company, Mr. Sanford was the general manager of a joint venture between USA Processing, Inc. and BA Merchant Services, Inc. from 1995 to 1998, where he managed the operations, sales, marketing and product development of the joint venture. Prior to this position, Mr. Sanford was Executive Vice President of Sales for Universal Services Association, a start-up merchant payment services company.

Harry C. Hagerty has served as the Company’s Executive Vice President and Chief Financial Officer since July 2004. Before joining the Company’s executive team, Mr. Hagerty was Executive Vice President and Chief Financial Officer of Caesars Entertainment, Inc. from March 2002 to May 2004. Prior to that, he was the Chief Operating Officer of Akula Software, Inc. from October 2001 to March 2002, and Chief Financial Officer from April 2001 to October 2001. From November 1999 to April 2001, he was President of Venator Corporate Advisors. Mr. Hagerty has also served as Managing Director, Investment Banking of BancBoston Robertson Stephens Inc. from March 1998 to November 1999, and Managing Director, Investment Banking of Deutsche Morgan Grenfell Inc. from January 1994 to March 1998.

Diran Kludjian has served as the Company’s Executive Vice President of North American and International Sales since 1999. Prior to that he was Senior Vice President from November 1998 to 1999. Before joining the Company’s executive team, Mr. Kludjian spent five years with First Data Corporation, last serving as a vice president of the Chase Banking Alliance for the entertainment and travel sector. Mr. Kludjian also has 15 years of consumer product sales and marketing experience.

Kathryn S. Lever joined the Company in September 2005 and currently serves as the Company’s Executive Vice President and General Counsel. Prior to joining the Company’s executive team, Ms. Lever engaged in corporate and transactional practice at the law firm of Schreck Brignone from 2001 to 2005. From 2000 to 2001, Ms. Lever engaged in securities practice at the law firm of Catalyst Corporate Finance Lawyers in Vancouver, British Columbia, Canada.

Kurt Sullivan joined the Company in December 2000 and currently serves as an Executive Vice President where he directs the development and deployment of the Company’s QCP Web and ACM products and the Company’s QuikCredit and Central Credit check warranty services. Prior to joining the Company, Mr. Sullivan had 22 years of experience in the gaming industry, including 20 years with Circus Circus Enterprises, Inc. He served on the Board of Directors of Circus Circus Enterprises, Inc. and held several management positions, the most recent being senior vice president of operations and general manager. Mr. Sullivan has also worked for the MGM Grand Hotel & Casino and Park Place Entertainment Corporation.

Thomas Sears has served as the Company’s Executive Vice President of Business Development since he joined the Company in March 2002. Prior to joining the Company, Mr. Sears spent seven years at Park Place Entertainment as vice president of operations and vice president of interactive strategies. Prior to that, Mr. Sears spent nine years in operations at Harrah’s Entertainment, Inc., including positions in five different markets (Atlantic City, NJ, Reno, NV, Laughlin, CA, Las Vegas, NV and Vicksburg, MS). Mr. Sears began his career at Harrah’s Entertainment, Inc., which was then known as Holiday Inns, Inc., as a labor analyst in 1984 and eventually served as director of finance during the opening of the Vicksburg facility.

PROPOSAL 2
RATIFICATION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Deloitte & Touche LLP has served as the Company’s independent registered public accounting firm since 2000 and has been appointed by the Board to continue as the Company’s independent registered public accounting firm for the Company’s fiscal year ending December 31, 2006. Although the Company is not required to seek stockholder approval of its selection of its independent registered public accounting firm, the Board believes it to be sound corporate governance to do so. If the appointment is not ratified, the Board will investigate the reasons for stockholder rejection and will reconsider its selection of its independent registered public accounting firm. Even if the appointment is ratified, the Audit Committee, in its discretion, may direct the appointment of a different independent registered public accounting firm at any time during the fiscal year if the Audit Committee determines that such a change would be in the Company’s and its stockholders’ best interests.

A representative of Deloitte & Touche LLP is expected to be present at the Annual Meeting. The representative will have an opportunity to make a statement if he or she desires to do so, although we do not expect him or her to do so. The representative is expected to be available to respond to appropriate questions.

Audit and Non-Audit Fees

The following table presents fees for professional audit services rendered by Deloitte & Touche LLP for the audit of the Company’s annual financial statements for the years ended December 31, 2005 and December 31, 2004 and fees billed for other services rendered by Deloitte & Touche LLP during those periods.

	Fiscal 2005	Fiscal 2004

Audit Fees(1)	$235,995	$287,365
Audit-Related Fees(2)	258,520	260,730
Tax Fees	0	0
All Other Fees(3)	0	0

Total	$494,515	$548,095

(1)	Audit Fees include professional services rendered in connection with the audit of the Company’s annual financial statements, reviews of financial statements included in the Company’s Quarterly Reports on Form 10-Q, and services provided in connection with other statutory and regulatory filings.

(2)	Audit-Related Fees include professional services that relate to the audit or review of the Company’s financial statements, consultation on accounting standards or corporate transactions and professional services requested by the Company in connection with the design of internal controls over financial reporting in preparation for compliance with Section 404 of the Sarbanes-Oxley Act of 2002. Fiscal year 2005 consists of $2,250 for professional services in connection with the design of internal control and $256,270 for professional services related to the Company’s initial public offering. Fiscal 2004 includes approximately $131,520 for professional services in connection with the Company’s offering of senior subordinated notes, $126,710 for professional services in connection with the Company’s registered exchange offer relating to the senior subordinated notes and approximately $2,500 for professional services in connection with a private equity investment in the Company.

In making its recommendation to ratify the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2006, the Audit Committee has considered whether services other than audit and audit-related services provided by Deloitte & Touche LLP are compatible with maintaining the independence of Deloitte & Touche LLP.

Audit Committee Pre-Approval of Audit and Permissible Non-Audit Services of Independent Registered Public Accounting Firm

The Audit Committee pre-approves all audit and permissible non-audit services provided by its independent registered public accounting firm. These services may include audit services, audit-related services, tax services and other services. The Audit Committee has adopted a policy for the pre-approval of services provided by its independent registered public accounting firm. Under the policy, pre-approval is generally provided for up to one year and any pre-approval is detailed as to the particular service or category of services and is subject to a specific budget. In addition, the Audit Committee may also pre-approve particular services on a case-by-case basis. For each proposed service, the independent registered public accounting firm is required to provide detailed back-up documentation at the time of approval.

THE BOARD RECOMMENDS A VOTE “FOR” THE RATIFICATION OF THE APPOINTMENT OF DELOITTE & TOUCHE LLP AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE YEAR ENDING DECEMBER 31, 2006

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information known to the Company with respect to the beneficial ownership as of March 8, 2006, by (i) all persons who are beneficial owners of five percent (5%) or more of the Company’s Common Stock, (ii) each director and nominee, (iii) the Named Executive Officers (as defined in the “Executive Compensation” section below), and (iv) all current directors and executive officers as a group.

As of March 8, 2006, 82,173,690 shares of the Company’s Common Stock were outstanding. The amounts and percentages of Common Stock beneficially owned are reported on the basis of regulations of the Securities and Exchange Commission (“SEC”) governing the determination of beneficial ownership of securities. Under the SEC rules, a person is deemed to be a “beneficial owner” of a security if that person has or shares “voting power,” which includes the power to vote or to direct the voting of such security, or “investment power,” which includes the power to dispose of or to direct the disposition of such security. A person is also deemed to be a beneficial owner of any securities of which that person has a right to acquire beneficial ownership within 60 days. Under these rules, more than one person may be deemed a beneficial owner of securities as to which such person has no economic interest.

	Number of Shares
	Beneficially Owned
Name	Number	Percentage

Directors and Named Executive Officers
Karim Maskatiya(1)	24,537,690	29.9%
Robert Cucinotta(2)	24,537,690	29.9%
Walter G. Kortschak(3)	22,143,393	26.9%
Charles J. Fitzgerald(4)	22,143,393	26.9%
Kirk Sanford(5)	1,556,593	1.9%
Harry C. Hagerty(6)	424,301	*
Diran Kludjian(7)	77,916	*
Kurt Sullivan(8)	48,333	*
Thomas Sears(9)	48,333	*
E. Miles Kilburn(10)	29,166	*
William H. Harris(11)	25,000	*
Directors and executive officers as a group (12 persons)(12)	48,901,975	58.8%
Persons owning more than 5% of the Company’s common stock
M&C International(13)	24,537,690	29.9%
Summit Partners(14)	22,143,393	26.9%
Entities affiliated with Tudor Investment Corporation(15)	8,237,863	10.0%
FMR Corp.	4,819,246	5.9%

*	Less than 1%

(1)	Includes 24,537,690 shares held by M&C International. Mr. Maskatiya disclaims beneficial ownership of shares held by M&C International except to the extent of his pecuniary interest in M&C International. Mr. Maskatiya’s address is c/o M&C International, 643 River Oaks Parkway, San Jose, California 95134.

(2)	Includes 24,537,690 shares held by M&C International. Mr. Cucinotta disclaims beneficial ownership of shares held by M&C International except to the extent of his pecuniary interest in M&C International. Mr. Cucinotta’s address is c/o M&C International, 643 River Oaks Parkway, San Jose, California 95134.

(3)	Consists of 22,143,393 shares held by Summit Partners. Mr. Kortschak disclaims beneficial ownership of these shares except to the extent of his pecuniary interest in Summit Partners. Mr. Kortschak’s address is c/o Summit Partners, L.P., 499 Hamilton Avenue, Suite 200, Palo Alto, California 94301.

(4)	Consists of 22,143,393 shares held by Summit Partners. Mr. Fitzgerald disclaims beneficial ownership of these shares except to the extent of his pecuniary interest in Summit Partners. Mr. Fitzgerald’s address is c/o Summit Partners, L.P., 499 Hamilton Avenue, Suite 200, Palo Alto, California 94301.

(5)	Includes 150,000 shares held in the name of the Kirk Sanford 2005 Grantor Retained Annuity Trust. Includes 216,665 shares of common stock subject to further vesting restrictions. Includes options to purchase 481,476 shares of common stock exercisable within 60 days of March 8, 2006. Mr. Sanford’s address is c/o Global Cash Access, Inc., 3525 East Post Road, Suite 120, Las Vegas, Nevada 89120.

(6)	Includes 108,332 shares subject to further vesting restrictions. Includes options to purchase 315,969 shares exercisable within 60 days of March 8, 2006.

(7)	Includes 30,000 shares subject to further vesting restrictions. Includes options to purchase 47,916 shares exercisable within 60 days of March 8, 2006.

(8)	Includes 15,000 shares subject to further vesting restrictions. Includes options to purchase 33,333 shares exercisable within 60 days of March 8, 2006.

(9)	Includes 15,000 shares subject to further vesting restrictions. Includes options to purchase 33,333 shares exercisable within 60 days of March 8, 2006.

(10)	Consists of options to purchase 29,166 shares exercisable within 60 days of March 8, 2006.

(11)	Consists of options to purchase 25,000 shares exercisable within 60 days of March 8, 2006.

(12)	See notes 1 through 11.

(13)	M&C International is beneficially owned as to 50.0% by Karim Maskatiya and as to 50.0% by Robert Cucinotta. M&C International’s address is 643 River Oaks Parkway, San Jose, California 95134.

(14)	Of these shares, 15,012,747 shares are held by Summit Ventures VI-A, L.P., 6,260,915 shares are held by Summit Ventures VI-B, L.P., 312,221 shares are held by Summit VI Advisors Fund, L.P., 479,367 shares are held by Summit VI Entrepreneurs Fund, L.P. and 78,143 shares are held by Summit Investors VI, L.P. (such entities collectively referred to as “Summit Partners”). Summit Partners, L.P. is the managing member of Summit Partners VI (GP), LLC, which is the general partner of Summit Partners VI (GP), L.P., which is the general partner of each of Summit Ventures VI-A, L.P., Summit Ventures VI-B, L.P., Summit VI Advisors Fund, L.P., Summit VI Entrepreneurs Fund, L.P. and Summit Investors VI, L.P. Summit Partners, L.P., through a three-person investment committee currently composed of Walter G. Kortschak, Martin J. Mannion and Gregory M. Avis, has voting and dispositive authority over the shares held by each of these entities and therefore beneficially owns such shares. Decisions of the investment committee are made by a majority vote of its members and, as a result, no single member of the investment committee has voting or dispositive authority over the shares. Gregory M. Avis, John R. Carroll, Peter Y. Chung, Scott C. Collins, Bruce R. Evans, Charles J. Fitzgerald, Walter G. Kortschak, Martin J. Mannion, Kevin P. Mohan, Thomas S. Roberts, E. Roe Stamps, Joseph F. Trustey and Stephen G. Woodsum are the members of Summit Master Company, LLC, which is the general partner of Summit Partners, L.P., and each disclaims beneficial ownership of the shares held by Summit Partners. The address for each of these entities is 499 Hamilton Avenue, Suite 200, Palo Alto, California 94301.

(15)	Includes 2,745,954 shares held by Tudor Ventures II, L.P. (“TVII”), 483,767 shares held by Tudor Proprietary Trading, L.L.C., 902,786 shares held by Tudor BVI Global Portfolio Ltd., 44,627 shares held by The Altar Rock Fund L.P. (“Altar Rock”) and 4,060,729 shares held by The Raptor Global Portfolio Ltd. (“Raptor”). Tudor Investment Corporation acts as investment advisor and/or general partner of Tudor Ventures II, L.P., Tudor BVI Global Portfolio Ltd., The Altar Rock Fund L.P. and The Raptor Global Portfolio Ltd. and as a result may be deemed to share voting and/or investment control over the shares held by each such entity. As a result, Tudor Investment Corporation may be deemed to beneficially own the shares held by each such entity. Tudor Investment Corporation expressly disclaims such beneficial ownership. In addition, Tudor Investment Corporation is an affiliate of Tudor Proprietary Trading, L.L.C. and therefor may be deemed to beneficially own the shares held by Tudor Proprietary Trading, L.L.C. Tudor Investment Corporation expressly disclaims such beneficial ownership. Tudor Investment Corporation exercises voting control and dispositive authority over shares held by entities with respect to which it acts as investment advisor or of which it is a general partner or otherwise an affiliate through a three-person investment committee currently composed of Mark Dalton, Jim Palotta and Bob Forlenza. The address of Tudor Investment Corporation is 50 Rowes Wharf, 6th Floor, Boston, Massachusetts 02110.

(16)	As reported on Schedule 13G, filed February 14, 2006, FMR Corp. and Edward C. Johnson 3d, and its wholly owned subsidiary, Fidelity Management & Research Company, has the sole power to vote and direct the vote of 1,087,246 shares and sole dispositive power over 4,819,246 shares. The address for FMR Corp. is 82 Devonshire, Boston, MA 02109.

EXECUTIVE COMPENSATION

Summary Compensation Table

The following table sets forth certain information concerning compensation of (i) each person that served as the Chief Executive Officer of the Company during the fiscal year ended December 31, 2005, and (ii) the four other most highly compensated executive officers of the Company whose aggregate cash compensation exceeded $100,000 during the fiscal year ended December 31, 2005 (collectively, the “Named Executive Officers”):

					Long-Term
					Compensation
	Annual Compensation				Securities	All Other
			Bonus and		Underlying	Compensation
Name and Principal Position	Fiscal Year	Salary ($)	Commission ($)		Options (#)	($)

Kirk Sanford(1)	2005	285,586	300,000	(2)	1,444,430	22,282	(3)
Chief Executive Officer	2004	286,532	150,000		—	9,662	(4)
Harry C. Hagerty(5)	2005	307,175	300,000	(2)	—	13,655	(6)
Chief Financial Officer	2004	126,923	94,247		722,215	234	(7)
Diran Kludjian(8)	2005	214,627	234,535	(9)	200,000	11,088	(10)
Executive Vice President North American and International Sales	2004	230,058	186,227		—	39,968	(11)
Thomas Sears(8)	2005	205,301	85,000		100,000	20,741	(12)
Executive Vice President of Business Development	2004	171,538	78,000		—	13,178	(13)
Kurt Sullivan	2005	179,063	75,000		100,000	22,610	(14)
Executive Vice President	2004	174,186	34,000		—	10,934	(15)

(1)	In 2004, Mr. Sanford received payments in the aggregate amount of approximately $17.3 million and $0.1 million from M&C International and USA Payments, respectively. A portion of these payments were attributable to Mr. Sanford’s ownership interest in M&C International and a portion of these payments were to compensate him through payments from M&C International and USA Payments for advisory services that he performed for those entities. In 2005, M&C International transferred 575,213 shares of the Company’s Common Stock to Mr. Sanford, issued a note in the principal amount of $7,572,696.21 payable to Mr. Sanford upon the consummation of the Company’s initial public offering, and forgave a note from Mr. Sanford in the principal amount of $5,741,178 in consideration of his prior advisory services to M&C International. The terms of his prior advisory services arrangements with M&C International and USA Payments were solely economic, did not provide Mr. Sanford with any voting rights or rights to participate in the management of either entity, and did not provide Mr. Sanford with any rights to proceeds upon the liquidation of M&C International or USA Payments. M&C International redeemed in full Mr. Sanford’s ownership interest in M&C International in exchange for 283,239 shares of the Company’s Common Stock and $437,717.82 in cash. Pursuant to his employment agreement, Mr. Sanford has agreed not to perform services for or to receive any compensation or other remuneration from entities affiliated with Messrs. Maskatiya and Cucinotta, including M&C International and USA Payments.

(2)	Included in the bonus amounts for Messrs. Sanford and Hagerty are additional approved bonuses of $100,000 for successful completion of the Company’s initial public offering.

(3)	Includes contributions made by the Company of $7,269 under its 401(k) plan, reimbursement of $9,280 of out-of-pocket health care expenses, and moving expenses of $5,732 to relocate Mr. Sanford to Las Vegas, Nevada.

(4)	Includes contributions made by the Company of $6,561 under its 401(k) plan and reimbursement of $3,101 of out-of-pocket health care expenses.

(5)	Mr. Hagerty assumed the position of Chief Financial Officer in July 2004 with a base annual salary of $300,000 per year and eligibility for a bonus of $200,000 per year.

(6)	Includes contributions made by the Company of $7,281 under its 401(k) plan, reimbursement of $4,824 of out-of-pocket health care expenses, and life insurance premium paid for the benefit of Mr. Hagerty of $1,550.

(7)	Includes reimbursement of $234 of out-of-pocket health care expenses.

(8)	In 2004, Messrs. Kludjian and Sears received payments in the aggregate amount of $0.5 million and $0.1 million, respectively, from M&C International for advisory services that they performed for M&C International pursuant to informal arrangements with Messrs. Maskatiya and Cucinotta. Neither Mr. Kludjian nor Mr. Sears received any payments from M&C International in 2005.

(9)	Includes sales commissions of $134,535.

(10)	Includes contributions made by the Company of $7,269 under its 401(k) plan, and reimbursement of $3,819 of out-of-pocket health care expenses.

(11)	Includes contributions made by the Company of $8,200 under its 401(k) plan, reimbursement of $3,815 of out-of-pocket health care expenses, and relocation moving expenses of $27,953 to relocate Mr. Kludjian to Las Vegas, Nevada.

(12)	Includes contributions made by the Company of $7,178 under its 401(k) plan, reimbursement of $3,985 of out-of-pocket health care expenses, and $9,578 as reimbursement and gross up of quarterly dues paid to Las Vegas Country Club for the benefit of Mr. Sears.

(13)	Includes contributions made by the Company of $8,200 under its 401(k) plan, and reimbursement of $4,978 of out-of-pocket health care expenses.

(14)	Includes contributions made by the Company of $5,600 under its 401(k) plan, and reimbursement of $17,010 of out-of-pocket health care expenses.

(15)	Includes contributions made by the Company of $7,268 under its 401(k) plan, and reimbursement of $3,666 of out-of-pocket health care expenses.

Employment Contracts, Termination of Employment and Change in Control Arrangements

Employment Agreements

Sanford Employment Agreement

The Company entered an employment agreement with Kirk Sanford (the “Sanford Agreement”), the Company’s Chief Executive Officer, for a term of three years following the consummation of the Company’s initial public offering, at a base annual salary of $297,500 and eligibility for a discretionary bonus in an amount to be determined by the Board of Directors in its sole discretion. In addition, the Sanford Agreement provides Mr. Sanford with a pro rated partial target bonus equal to two-thirds of his base salary for the year in which his employment is terminated and one year’s salary continuation and target bonus equal to two-thirds of his base salary in the event his employment is terminated without cause. Further, the Sanford Agreement provides Mr. Sanford with severance payments in the aggregate amount of 2.99 times the sum of his most recent year’s base annual salary and a target bonus equal to two-thirds of such base salary in the event his employment is terminated without cause within 12 months after a change in control of the Company. Additionally, the Sanford Agreement provides for a tax “gross-up” in the event that he is subject to an excise tax in the event of any benefit he receives is deemed to constitute an “excess parachute payment” under Section 280G of the Internal Revenue Code of 1986, as amended (the “Code”). Mr. Sanford’s severance benefits are conditioned upon him executing releases in favor of the Company. In addition, Mr. Sanford has agreed not to perform services for or to receive any compensation or other remuneration from entities affiliated with Messrs. Maskatiya and Cucinotta, including M&C International and USA Payments, other than payments to Mr. Sanford pursuant to the promissory note described in “Certain Relationships and Related Party Transactions — Entities Controlled by Karim Maskatiya and Robert Cucinotta.” The Sanford Agreement was amended to permit the Company to delay the payment of any amount or provision of any benefits under the Sanford Agreement to the extent necessary to comply with Section 409A of the Code.

Hagerty Employment Agreement

The Company entered into an employment agreement with Harry C. Hagerty (the “Hagerty Agreement”), the Company’s Chief Financial Officer, for a term of three years starting in July 2004, at a base annual salary of $300,000 and eligibility for a discretionary bonus of $200,000. In addition, the Hagerty Agreement provides Mr. Hagerty with a pro rated partial target bonus for the year in which his employment is terminated, one year’s salary continuation and target bonus, pro rated vesting of his stock option plus one year’s accelerated vesting of his stock option if his employment is terminated without cause prior to the first anniversary of his employment, and full accelerated vesting of his stock option in the event his employment is terminated without cause after the first anniversary of his employment. The Hagerty Agreement also provides for full accelerated vesting of his stock option upon the occurrence of specified events, including an acquisition of the Company or a change in control of the Company. Further, the Hagerty Agreement provides Mr. Hagerty with severance and noncompete payments in the aggregate amount of 2.99 times the sum of his most recent year’s base annual salary plus a target bonus equal to two-thirds of such base salary in the event his employment is terminated without cause within 12 months after a change in control of the Company. Additionally, the Hagerty Agreement provides for a tax “gross-up” in the event that he is subject to an excise tax in the event of any benefit he receives is deemed to constitute an “excess parachute payment” under Section 280G of the Code. Mr. Hagerty’s severance benefits are conditioned upon him executing releases in favor of the Company. Mr. Hagerty’s employment agreement also contains a noncompetition covenant lasting for two years after termination of his employment and a nonsolicitation covenant lasting for one year after termination of his employment. The Hagerty Agreement was amended to permit the Company to delay the payment of any amount or provision of any benefits under the Hagerty Agreement to the extent necessary to comply with Section 409A of the Code.

Lever Employment Agreement

The Company entered into an employment agreement with Kathryn S. Lever (the “Lever Agreement”), the Company’s Executive Vice President and General Counsel, for a term of three years starting in September 2005, at a base annual salary of $220,000 and eligibility for a discretionary bonus in an amount to be determined by the Company’s Board of Directors in consultation with the Company’s Chief Executive Officer. In addition, the Lever Agreement provides Ms. Lever with a pro rated partial target bonus for the year in which her employment is terminated and one year’s salary continuation and target bonus equal to one-half of her base salary in the event her employment is terminated without cause. Ms. Lever’s severance benefits are conditioned upon her executing releases in favor of the Company and agreeing to a noncompetition covenant lasting for two years after termination of her employment. The Lever Agreement was amended to permit the Company to delay the payment of any amount or provision of any benefits under the Lever Agreement to the extent necessary to comply with Section 409A of the Code.

The Company does not have employment agreements with any of the Company’s other executive officers or employees.

Acceleration of Vesting of Stock Options and Restricted Stock Bonus Agreements

The agreements pursuant to which the Company granted stock options and shares of restricted stock to Mr. Hagerty provide for full acceleration of vesting in the event of an acquisition of the Company, a change in control of the Company or the termination of Mr. Hagerty’s employment for cause at any time.

The agreements pursuant to which the Company granted stock options and shares of restricted stock to Messrs. Sanford, Kludjian, Sears and Sullivan and Ms. Lever provide for full acceleration of vesting of the portions of the stock options and restricted stock awards that are neither assumed nor replaced by a successor corporation after an acquisition of the Company, and for full acceleration of vesting of the portions of the stock options and restricted stock awards that are assumed or replaced in the event that the respective executive’s employment is terminated without cause within 18 months after an acquisition of the Company. The agreements further provide for full acceleration of the vesting of the stock options and restricted stock awards in the event that the respective executive’s employment is terminated without cause within 18 months after a change in control of the Company. Further, Mr. Sanford’s stock option agreement and restricted stock award provides for full acceleration in the event of the termination of his employment without cause at any time.

Stock Option Grants in Last Fiscal Year

The following table set forth information regarding stock options granted to the Named Executive Officers for the fiscal year ended December 31, 2005:

	Individual Grants				Potential Realizable
	Number of	% of Total			Value at Assumed Annual
	Securities	Options			Rate of Stock Price
	Underlying	Granted to	Exercise		Appreciation for Option
	Options	Employees in	Price per	Expiration	Term(4)(5)
Name	Granted(1)	Fiscal 2005(2)	Share(3)	Date	5%	10%

Kirk Sanford	1,444,430	41.22%	$13.99	1/7/2015	$12,708,559	$32,205,984
Harry C. Hagerty	—	—	—	—	—	—
Diran Kludjian	100,000	2.85%	13.99	1/7/2015	879,824	2,229,646
	100,000	2.85%	14.00	9/22/2015	880,452	2,231,239
Thomas Sears	100,000	2.85%	13.99	1/7/2015	879,824	2,229,646
Kurt Sullivan	100,000	2.85%	13.99	1/7/2015	879,824	2,229,646

(1)	Except in the event of a change in control of the Company, options granted become exercisable at the rate of 25% of the shares subject thereto one year from the grant date and monthly thereafter as to the remaining number of shares subject to the option such that the option is fully exercisable four years from the grant date.

(2)	Based on a total of 3,504,430 options granted to the Company’s employees in fiscal 2005, including the Named Executive Officers.

(3)	The exercise price per share of options granted represented the fair market value of the underlying shares of Common Stock on the date the options were granted.

(4)	The potential realizable is calculated based upon the term of the option at its time of grant. It is calculated assuming that the stock price on the date of grant appreciates at the indicated annual rate, compounded annually for the entire term of the option, and that the option is exercised and the underlying shares are sold on the last day of its term for the appreciated stock price.

(5)	Stock price appreciation of 5% and 10% is assumed pursuant to the rules promulgated by the SEC and does not represent the Company’s prediction of the future stock price performance.

Aggregated Stock Option Exercises in Last Fiscal Year and Fiscal Year-End Option Values

No stock options were exercised by the Named Executive Officers during fiscal 2005. The table below sets forth the number of underlying stock options held by Named Executive Officers as of December 31, 2005 and value of “in-the-money” stock options, which represents the difference between the exercise price of a stock option and the market price of the shares subject to such option:

			Number of Securities
			Underlying Unexercised		Value of Unexercised
	Shares		Options at		In-the-Money Options at
	Acquired on	Value	December 31, 2005		December 31, 2005(1)
Name	Exercise	Realized	Exercisable	Unexercisable	Exercisable	Unexercisable

Kirk Sanford	—	—	—	1,444,430	—	$866,658
Harry C. Hagerty	—	—	255,784	466,431	$1,672,827	3,050,459
Diran Kludjian	—	—	—	100,000	—	60,000
				100,000	—	59,000
Thomas Sears	—	—	—	100,000	—	60,000
Kurt Sullivan	—	—	—	100,000	—	60,000

(1)	The value of “in-the-money” stock options represents the positive spread between the exercise price of stock options and the fair market value of the shares subject to such options on December 30, 2005, which was $14.59 per share.

EQUITY COMPENSATION PLANS

The following table sets forth information about shares of the Company’s Common Stock that may be issued under the Company’s equity compensation plans, including compensation plans that were approved by the Company’s stockholders as well as compensation plans that were not approved by the Company’s stockholders. Information in the table is as of December 31, 2005.

			Number of Securities
			Remaining Available
	Number of Securities		for Future Issuance
	to be Issued	Weighted-Average	Under Equity
	Upon Exercise	Exercise Price	Compensation
	of Outstanding	of Outstanding	Plans (Excluding
	Options, Warrants	Options, Warrants	Securities Reflected
Plan Category	and Rights (a)	and Rights (b)	in Column (a)) (c)

Equity compensation plans approved by stockholders(1)	3,356,930	$13.99	484,685	(3)
Equity compensation plans not approved by stockholders(2)	722,215	$8.05	—

Total/Weighted Ave./Total	4,079,145	$12.94	484,685	(3)

(1)	Represents shares of the Company’s Common Stock issuable upon exercise of options outstanding under the Company’s 2005 Stock Incentive Plan.

(2)	Represents shares of the Company’s Common Stock issuable upon exercise of an option outstanding under the Notice of Stock Option Award and Stock Option Award Agreement, dated September 1, 2004, by and between the Company and Harry C. Hagerty (the “Hagerty Option”). Under the terms of the Hagerty Option, Mr. Hagerty may only exercise the Hagerty Option as to vested shares. 25% of the shares subject to the Hagerty Option vested on July 12, 2005 and 1/48 of the shares subject to the Hagerty Option vest on the 12th day of each month thereafter. In the event of the termination of Mr. Hagerty’s employment with the Company without “cause” or for “good reason”, all of the shares subject to the Hagerty Option shall immediately vest. In addition, all of the shares subject to the Hagerty Option will immediately vest upon the acquisition or change in control of the Company. Mr. Hagerty may exercise the Hagerty Option as to any vested shares one hundred eighty days following (X) the date upon which his employment with the Company terminates, if the Company’s Common Stock is traded on a national securities exchange or quotation system at the time of termination, or (Y) the date upon which the Company’s Common Stock first becomes traded on a national securities exchange or quotation system if the Company’s Common Stock is not traded on a national securities exchange or quotation system at the time of termination.

(3)	Under the annual refresh provisions of the Company’s 2005 Stock Incentive Plan, the total number of shares reserved for issuance upon exercise of stock options was increased by 2,446,607 on January 1, 2006.

REPORT OF COMPENSATION COMMITTEE

The information contained in the following report shall not be deemed to be “soliciting material” or to be “filed” with the Securities and Exchange Commission, nor shall such information be incorporated by reference into any future filing under the Securities Act of 1933, as amended, or the 1934 Securities Exchange Act, as amended, except to the extent that the Company specifically incorporates it by reference in such filing.

The Compensation Committee has the responsibility to approve the overall compensation strategy, administer the Company’s annual and long-term compensation plans, and make all decisions with respect to executive compensation.

The objectives of the Company’s executive compensation policies are to attract, retain, motivate and reward key personnel who possess the necessary leadership and management skills, through competitive base salary, annual cash bonus incentives, long-term incentive compensation in the form of stock options, and various benefits, including medical and life insurance plans.

The Company’s executive compensation policies are intended to combine competitive levels of compensation and rewards for above average performance and to align relative compensation with the achievements of key business objectives, optimal satisfaction of customers and maximization of stockholder value. The Compensation Committee believes that stock ownership by management is beneficial in aligning management and stockholder interests, thereby enhancing stockholder value.

Base Salaries.  Salaries for the Company’s executive officers are determined primarily on the basis of the executive officer’s responsibility, general salary practices of peer companies and the officer’s individual qualifications and experience. The base salaries are reviewed annually and may be adjusted by the Compensation Committee, in accordance with criteria which include individual performance, the functions performed by the executive officer, the scope of the executive officer’s on-going duties, general changes in the compensation peer group in which the Company competes for executive talent, and the Company’s financial performance generally. The weight given to each such factor by the Compensation Committee may vary from individual to individual.

Incentive Bonuses.  The Compensation Committee believes that a cash incentive bonus plan can serve to motivate the Company’s executive officers and management to address annual performance goals, using more immediate measures for performance than those reflected in the appreciation in value of stock options. The bonus amounts are based upon recommendations by management and a subjective consideration of factors including such officer’s level of responsibility, individual performance, contributions to the Company’s success and the Company’s financial performance generally.

Stock Option and Restricted Stock Grants.  Stock options and shares of restricted stock may be granted to executive officers and other employees under the Company’s 2005 Stock Incentive Plan. Because of the direct relationship between the value of an option or restricted stock award, on the one hand, and the stock price, on the other, the Compensation Committee believes that options and restricted stock awards motivate executive officers to manage the Company’s business in a manner that is consistent with stockholder interests. Stock option and restricted stock grants are intended to focus the attention of the recipient on the Company’s long-term performance which the Company believes results in improved stockholder value, and to retain the services of the executive officers in a competitive job market by providing significant long-term earnings potential. To this end, stock options and shares of restricted stock generally vest and become fully exercisable over a four-year period. The principal factors considered in granting stock options or restricted stock to the Company’s executive officers are prior performance, level of responsibility, other compensation and the executive officer’s ability to influence the Company’s long-term growth and profitability. However, the Company’s 2005 Stock Incentive Plan does not provide any quantitative method for weighing these factors, and a decision to grant an award is primarily based upon a subjective evaluation of the past as well as future anticipated performance.

Other Compensation Plans.  The Company has adopted general employee benefit plans in which executive officers are permitted to participate on parity with other employees. In addition, some of the Company’s executive officers are entitled to reimbursement of out-of-pocket payments incurred for health care. The Company also makes contributions to a 401(k) plan for the benefit of certain executive officers.

Deductibility of Compensation.  Section 162(m) of the Internal Revenue Code (“IRC”) disallows the Company to deduct compensation exceeding $1.0 million paid to certain executive officers, excluding, among other things, performance based compensation. Because the compensation paid to the executive officers has not approached the limitation, the Compensation Committee has not had to use any of the available exemptions from the deduction limit. The Compensation Committee remains aware of the IRC Section 162(m) limitations and the available exemptions and will address the issue of deductibility when and if circumstances warrant the use of such exemptions.

Chief Executive Officer Compensation.  The compensation of the Company’s Chief Executive Officer is reviewed annually on the same basis as discussed above for all executive officers. The Compensation Committee established an annual base salary of $297,500 for Mr. Sanford the time that he entered into his employment agreement with the Company. For fiscal 2006, Mr. Sanford’s base salary will be $297,500. Mr. Sanford’s base salary was established in part by comparing the base salaries of chief executive officers at other companies of similar size in relevant industries.

MEMBERS OF THE COMPENSATION COMMITTEE

Walter G. Kortschak
Charles J. Fitzgerald
E. Miles Kilburn

REPORT OF THE AUDIT COMMITTEE

The information contained in the following report shall not be deemed to be “soliciting material” or to be “filed” with the Securities and Exchange Commission, nor shall such information be incorporated by reference into any future filing under the Securities Act of 1933, as amended, or the 1934 Securities Exchange Act, as amended, except to the extent that the Company specifically incorporates it by reference in such filing.

The Audit Committee of the Board of Directors consists of Messrs. Kortschak, Kilburn and Harris. Mr. Kilburn serves as Chairman of the Committee. The Board of Directors has determined that each member of the Audit Committee meets the experience requirements of the rules and regulations of the New York Stock Exchange and the Securities and Exchange Commission, as currently applicable to the Company. The Board of Directors has also determined that Messrs. Kilburn and Harris meet the independence requirements of the rules and regulations of the New York Stock Exchange and the Securities and Exchange Commission, as currently applicable to the Company. Although the Board of Directors has determined that Mr. Kortschak meets the independence requirements of the rules and regulations of the New York Stock Exchange, he is not independent under the rules and regulations of the Securities and Exchange Commission as a result of his beneficial ownership of shares of stock held by Summit Partners. The Company is relying upon an exemption in the rules and regulations of the Securities and Exchange Commission that provides that a minority of the members of the Audit Committee may be exempt from the independence requirements for one year from the date of effectiveness of the registration statement covering the Company’s initial public offering.

The Audit Committee operates under a written charter approved by the Board of Directors. A copy of the charter is attached to this Proxy Statement as Appendix A.

The primary function of the Audit Committee is to assist the Board of Directors in fulfilling its oversight responsibilities by reviewing financial reports and other financial information provided by the Company to any governmental body or the public, the Company’s systems of internal controls regarding finance, accounting, legal compliance and ethics that management and the Board of Directors have established, and the Company’s auditing, accounting and financial reporting processes generally. The Audit Committee annually recommends to the Board of Directors the appointment of an independent registered public accounting firm to audit the consolidated financial statements and internal controls over financial reporting of the Company and meets with such personnel of the Company to review the scope and the results of the annual audits, the amount of audit fees, the Company’s internal controls over financial reporting, the Company’s consolidated financial statements in the Company’s Annual Report on Form 10-K and other related matters.

The Audit Committee has reviewed and discussed with management the consolidated financial statements for fiscal year 2005 audited by Deloitte & Touche LLP, the Company’s independent registered public accounting firm, and management’s assessment of internal controls over financial reporting. The Audit Committee has discussed with Deloitte &Touche LLP various matters related to the financial statements, including those matters required to be discussed by SAS 61. The Audit Committee has also received the written disclosures and the letter from Deloitte &Touche LLP required by Independence Standards Board Standard No. 1, and has discussed with Deloitte &Touche LLP its independence. Based upon such review and discussions, the Audit Committee recommended to the Board of Directors that the audited consolidated financial statements be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2005 for filing with the Securities and Exchange Commission.

The Audit Committee and the Board of Directors also have recommended, subject to stockholder ratification, the selection of Deloitte &Touche LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2006.

Members of the Audit Committee

E. Miles Kilburn
William H. Harris
Walter Kortschak

STOCK PERFORMANCE GRAPH

The information contained in the following graph shall not be deemed to be “soliciting material” or to be “filed” with the Securities and Exchange Commission, nor shall such information be incorporated by reference into any future filing under the Securities Act of 1933, as amended, or the 1934 Securities Exchange Act, as amended, except to the extent that the Company specifically incorporates it by reference in such filing.

The following graph compares the performance of an investment in the Company’s Common Stock from September 23, 2005 (the first trading day following the Company’s initial public offering) through December 31, 2005, with the S&P 500 Index and a selected peer group index (the “Peer Group Index”). The Peer Group Index was selected on an industry basis and includes Euronet Worldwide, Inc., Fidelity National Information Services, Inc. (formerly Certegy, Inc.), First Data Corporation, Global Payments Inc., International Game Technology and Shuffle Master, Inc.

COMPARISON OF CUMULATIVE TOTAL RETURN*
AMONG GLOBAL CASH ACCESS HOLDINGS, INC., THE S&P 500 INDEX AND A PEER GROUP

*	$100 invested on 9/23/05 in stock or on 8/31/05 in index-including reinvestment of dividends. Fiscal year ending December 31.

The graph assumes $100 was invested in each of the Company’s Common Stock and the Peer Group Index at the close of market on September 23, 2005 (the first trading day following the Company’s initial public offering) and that $100 was invested in the S&P 500 Index at the close of market on August 31, 2005, and assumes the reinvestment of dividends on the date of payment without payment of any commissions. No cash dividends have been declared on the Company’s Common Stock since the Company’s initial public offering. The comparisons in this graph are not intended to forecast or be indicative of possible future performance of the Company’s Common Stock.

The table below shows the cumulative total returns in dollars of the Company’s Common Stock, the S&P 500 Index and the Peer Group Index at the end of each calendar month since the Company’s initial public offering, assuming $100 was invested in each of the Company’s Common Stock and the Peer Group Index at the close of the market on September 23, 2005 (the first trading day following the Company’s initial public offering) and that $100 was invested in the S&P 500 Index at the close of market on August 31, 2005, and assumes the reinvestment of dividends on the date of payment without payment of any commissions. No cash dividends have been declared on the Company’s Common Stock since the Company’s initial public offering. The comparisons in this table are not intended to forecast or be indicative of possible future performance of the Company’s Common Stock.

	9/23/05*	9/05	10/05	11/05	12/05

Global Cash Access Holdings, Inc	$100.00	$94.72	$93.72	$84.56	$97.53
S&P 500 Index	100.00	100.81	99.13	102.88	102.91
Peer Group Index	100.00	98.82	99.40	106.58	107.74

*	8/31/05 in the case of the S&P 500 Index

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company’s directors, executive officers and any persons who directly or indirectly hold more than 10 percent of the Company’s Common Stock (“Reporting Persons”) to file reports of ownership and changes in ownership with the SEC. Reporting Persons are required by SEC regulations to furnish the Company with copies of all Section 16(a) forms they file.

Based solely on its review of the copies of such forms received and written representations from certain Reporting Persons that no such forms were required, the Company believes that during fiscal 2005, all Reporting Persons complied with the applicable filing requirements on a timely basis.

OTHER MATTERS

The Company knows of no other matters that will be presented for consideration at the Annual Meeting. If any other matters properly come before the Annual Meeting, it is intended that proxies in the enclosed form will be voted in respect thereof in accordance with the judgments of the persons voting the proxies.

FORM 10-K ANNUAL REPORT

UPON WRITTEN REQUEST TO THE CORPORATE SECRETARY, GLOBAL CASH ACCESS HOLDINGS, INC., 3525 EAST POST ROAD, SUITE 120, LAS VEGAS, NEVADA, THE COMPANY WILL PROVIDE WITHOUT CHARGE TO EACH PERSON SOLICITED A COPY OF THE ANNUAL REPORT OF FORM 10-K FOR THE FISCAL YEAR ENDED DECEMBER 31, 2005, INCLUDING FINANCIAL STATEMENTS AND FINANCIAL STATEMENT SCHEDULES FILED THEREWITH.

By Order of the Board of Directors,

Kirk Sanford
Chief Executive Officer

March 29, 2006
Las Vegas, Nevada

APPENDIX A

AUDIT COMMITTEE CHARTER

Purposes, Authority & Funding

The audit committee (the “Committee”) of the Board of Directors (the “Board”) of Global Cash Access Holdings, Inc., a Delaware corporation (the “Company”), is appointed by the Board for the purpose of (1) assisting Board oversight of (a) the integrity of the Company’s financial statements, (b) the Company’s compliance with legal and regulatory requirements, (c) the Company’s independent auditor’s qualifications and independence, and (d) the performance of the Company’s internal audit function and independent auditors; and (2) preparing an audit committee report as required by the U.S. Securities and Exchange Commission (the “SEC”) to be included in the Company’s annual proxy statement. In so doing, the Committee shall endeavor to maintain free and open communication between the Company’s directors, independent auditor and financial management.

The Committee shall have the authority to retain independent legal, accounting or other advisers as it determines necessary to carry out its duties and, if necessary, to institute special investigations. The Committee may request any officer or employee of the Company, or the Company’s outside counsel or independent auditor, to attend a meeting of the Committee or to meet with any members of, or consultants to, the Committee. Further, the Committee may request any such officer, employee, outside counsel or independent auditor to provide any pertinent information to the Committee or to any other person or entity designated by the Committee.

The Company shall provide the Committee with appropriate funding, as determined by the Committee in its capacity as a committee of the Board, for the payments of: (1) compensation to any registered public accounting firm engaged for the purpose of preparing or issuing an audit report or performing other audit, review or attest services for the Company; (2) compensation to any independent advisers retained by the Committee in carrying out its duties; and (3) ordinary administrative expenses of the Committee that are necessary or appropriate in carrying out its duties.

Committee Membership

The members of the Committee (the “Members”) shall be appointed by the Board and shall serve at the discretion of the Board. The Committee shall consist of at least three (3) Members, each of which shall be a member of the Board. The following membership requirements shall also apply:

(i) each Member must be “independent” as defined in Section 303A.02 of the rules of the New York Stock Exchange (the “NYSE”);

(ii) each Member must meet the criteria for independence set forth in Rule 10A-3(b)(1) promulgated under the Securities and Exchange Act of 1934, as amended (the “Act”), subject to the exemptions provided in Rule 10A-3(c) under the Act; provided, however, that (A) all but one of the Members may be exempt from the criteria for independence set forth in Rule 10A-3(b)(1)(ii) for ninety (90) days from the date of effectiveness of the Company’s Registration Statement on Form S-1 and (B) a minority of the Members may be exempt from the criteria for independence set forth in Rule 10A-3(b)(1)(ii) for one (1) year from the date of effectiveness of the Company’s Registration Statement on Form S-1;

(iii) each Member must be financially literate, as such qualification is interpreted by the Board in its business judgment, or must become financially literate within a reasonable period of time after his or her appointment to the Committee; and

(iv) at least one (1) Member must have accounting or related financial management expertise, as the Board interprets such qualification in its business judgment.

If a current Member of the Committee ceases to be independent under the requirements of subparagraphs (i) and (ii) above for reasons outside the Member’s reasonable control, the affected Member may remain on the Committee until the earlier of the Company’s next annual stockholders meeting or one year from the occurrence of the event that caused the failure to comply with those requirements; provided, however, that when relying on the exception set forth in this sentence the Committee shall cause the Company to provide notice to the NYSE immediately upon learning of the event or circumstance that caused the non-compliance.

Duties & Responsibilities

In fulfilling its purposes as stated in this Charter, the Committee shall undertake the specific duties and responsibilities listed below and such other duties and responsibilities as the Board shall from time to time prescribe, and shall have all powers necessary and proper to fulfill all such duties and responsibilities. Subject to applicable Board and stockholder approvals, the Committee shall:

Financial Statement & Disclosure Matters

1. Review the policies and procedures adopted by the Company to fulfill its responsibilities regarding the fair and accurate presentation of financial statements in accordance with generally accepted accounting principles and applicable rules and regulations of the SEC and the NYSE;

2. Review any analyses prepared by management and/or the Company’s independent auditor setting forth significant financial reporting issues and judgments made in connection with the preparation of the Company’s financial statements, including analyses of the effects of alternative generally accepted accounting principles (“GAAP”) methods on the financial statements;

3. Review major issues regarding accounting principles and financial statement presentations, including any significant changes in the Company’s selection or application of accounting principles, and major issues as to the adequacy of the Company’s internal controls and any special audit steps adopted in light of material control deficiencies;

4. Discuss policies with respect to risk assessment and risk management, and discuss the Company’s major financial risk exposures and the steps management has taken to monitor and control such exposures;

5. Review with the Company’s independent auditor, management and internal auditors any information regarding “second” opinions sought by management from an independent auditor with respect to the accounting treatment of a particular event or transaction;

6. Review and discuss with management and the Company’s independent auditor the effect of regulatory and accounting initiatives, as well as off-balance sheet arrangements and aggregate contractual obligations, on the Company’s financial statements;

7. Review and discuss reports from the Company’s independent auditor regarding: (a) all critical accounting policies and practices to be used by the Company; (b) all alternative treatments of financial information within GAAP that have been discussed with management, including ramifications of the use of such alternative disclosures and treatments and the treatment preferred by the independent auditor; and (c) other material written communications between the independent auditor and management, such as any management letter or schedule of unadjusted differences;

8. Review all certifications provided by the Company’s principal executive officer and principal financial officer pursuant to Sections 302 and 906 of the Sarbanes-Oxley Act;

9. Review and discuss the Company’s annual audited financial statements and quarterly financial statements with management and the Company’s independent auditor, including the Company’s disclosures under “Management’s Discussion and Analysis of Financial Condition and Results of Operations”;

10. Discuss the Company’s earnings press releases (including type and presentation of information), as well as financial information and earnings guidance provided to analysts and ratings agencies;

11. If deemed appropriate, recommend to the Board that the Company’s audited financial statements be included in its annual report on Form 10-K for the last fiscal year;

12. Prepare and approve the report required by the rules of the SEC to be included in the Company’s annual proxy statement in accordance with the requirements of Item 7(d)(3)(i) of Schedule 14A and Item 306 of Regulation S-K;

13. Meet separately, periodically, with management, with the Company’s internal auditors (or other personnel responsible for the internal audit function) and with the Company’s independent auditor;

Matters Regarding Oversight of the Company’s Independent Auditor

14. Be directly responsible, in its capacity as a committee of the Board, for the appointment, compensation, retention and oversight of the work of any registered public accounting firm engaged (including resolution of disagreements between management and the auditor regarding financial reporting) for the purpose of preparing or issuing an audit report or performing other audit, review or attest services for the Company; provided also that each such registered public accounting firm shall report directly to the Committee;

15. Receive and review a formal written statement and letter from the Company’s independent auditor delineating all relationships between the independent auditor and the Company, consistent with Independence Standards Board Standard 1, as may be modified or supplemented;

16. Actively engage in a dialogue with the Company’s independent auditor with respect to any disclosed relationship or services that may impact the objectivity and independence of the independent auditor;

17. Establish clear policies regarding the hiring of employees and former employees of the Company’s independent auditor;

18. Establish policies and procedures for review and pre-approval by the Committee of all audit services and permissible non-audit services (including the fees and terms thereof) to be performed by the Company’s independent auditor, with exceptions provided for de minimis amounts under certain circumstances as permitted by law; provided, however, that: (a) the Committee may delegate to one (1) or more Members the authority to grant such pre-approvals if the pre-approval decisions of any such delegate Member(s) are presented to the Committee at its next-scheduled meeting; and (b) all approvals of non-audit services to be performed by the independent auditor must be disclosed in the Company’s applicable periodic reports;

19. Obtain and review, at least annually, a report by the Company’s independent auditor describing: (a) the independent auditor’s internal quality-control procedures; (b) any material issues raised by the most recent internal quality-control review, or peer review, of the independent auditor, or by any inquiry or investigation by governmental or professional authorities, within the preceding five (5) years, respecting one or more audits carried out by the independent auditor, and any steps taken to deal with any such issues; and (c) all relationships between the independent auditor and the Company (to assess the auditor’s independence);

20. Meet with the Company’s independent auditor prior to its audit to review the planning and staffing of the audit;

21. Discuss with the Company’s independent auditor the matters required to be discussed by Statement on Auditing Standards No. 61, as may be modified or supplemented, relating to the conduct of the audit;

22. Review with the Company’s independent auditor any audit problems, difficulties or disagreements with management that the independent auditor may have encountered, as well as any management letter provided by the independent auditor and the Company’s response to that letter, including a review of: (a) any difficulties encountered in the course of the audit work, including any restrictions on the scope of activities or access to required information; (b) any changes required in the planned scope of the internal audit; and (c) the Company’s internal audit department’s responsibilities, budget and staffing;

23. Review and evaluate the qualifications, performance and independence of the Company’s independent auditor and its lead partner, and present the Committee’s conclusions to the Board;

24. Oversee the rotation of the lead (or coordinating) audit partner of the Company’s independent auditor having primary responsibility for the audit and the audit partner responsible for reviewing the audit at least every five (5) years;

Matters Regarding Oversight of the Company’s Internal Audit Function

25. Review the Company’s annual audited financial statements with management, including a review of major issues regarding accounting and auditing principles and practices, and evaluate the adequacy and effectiveness of internal controls that could significantly affect the Company’s financial statements, as well as the adequacy and effectiveness of the Company’s disclosure controls and procedures and management’s reports thereon;

26. Review major changes to the Company’s auditing and accounting principles and practices as suggested by the Company’s independent auditor, internal auditors or management;

27. Review the appointment of, and any replacement of, the Company’s senior internal auditing executive;

28. Review the significant reports to management prepared by the Company’s internal auditing department and management’s responses;

Matters Regarding Oversight of Compliance Responsibilities

29. Advise the Board with respect to the Company’s policies and procedures regarding compliance with applicable laws and regulations;

30. Obtain reports from the Company’s management, senior internal auditing executive and independent auditor that the Company’s subsidiaries and foreign affiliated entities are in compliance with applicable legal requirements, including the Foreign Corrupt Practices Act;

31. Establish procedures for: (a) the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls, or auditing matters; and (b) the confidential, anonymous submission by employees of the Company of concerns regarding questionable accounting or auditing matters;

32. Review and address any concerns regarding potentially illegal actions raised by the Company’s independent auditor pursuant to Section 10A(b) of the Act, and cause the Company to inform the SEC of any report issued by the Company’s independent auditor to the Board regarding such conduct pursuant to Rule 10A-1 under the Act;

33. Obtain from the Company’s independent auditor assurance that it has complied with Section 10A of the Act;

Additional Duties & Responsibilities

34. Review and reassess the adequacy of this Charter annually;

35. Review and assess the performance and effectiveness of the Committee at least annually;

36. Report regularly to the Board, and review with the Board any issues that arise with respect to the quality or integrity of the Company’s financial statements, the Company’s compliance with legal or regulatory requirements, the performance and independence of the Company’s independent auditor, or the performance of the Company’s internal audit function;

37. Review with the Company’s outside counsel and internal legal counsel any legal matters that may have a material impact on the financial statements, the Company’s compliance policies and any material reports or inquiries received from regulators or governmental agencies;

38. Provide oversight and review of the Company’s asset management policies, including an annual review of the Company’s investment policies and performance for cash and short-term investments; and

39. Take any other actions that the Committee deems necessary or proper to fulfill the purposes and intent of this Charter.

While the Committee has the responsibilities, duties and powers set forth in this Charter, it is not the duty of the Committee to plan or conduct audits or to determine that the Company’s financial statements are complete and accurate and are in accordance with generally accepted accounting principles. Rather, those duties are the responsibility of management and the independent auditor.

Nothing contained in this Charter is intended to alter or impair the operation of the “business judgment rule” as interpreted by the courts under the Delaware General Corporation Law. Further, nothing contained in this Charter is intended to alter or impair the right of the Members to rely, in discharging their duties and responsibilities, on the records of the Company and on other information presented to the Committee, Board or Company by its officers or employees or by outside experts and advisers such as the Company’s independent auditor.

Structure & Meetings

The Committee shall conduct its business and meetings in accordance with this Charter, the Company’s Bylaws and any direction set forth by the Board. The chairperson of the Committee shall be designated by the Board or, in the absence of such a designation, by a majority of the Members. The designated chairperson shall preside at each meeting of the Committee and, in consultation with the other Members, shall set the frequency and length of each meeting and the agenda of items to be addressed at each meeting. In the absence of the designated chairperson at any meeting of the Committee, the Members present at such meeting shall designate a chairperson pro tem to serve in that capacity for the purposes of such meeting (not to include any adjournment thereof) by majority vote. The chairperson (other than a chairperson pro tem) shall ensure that the agenda for each meeting is distributed to each Member in advance of the applicable meeting.

The Committee shall meet as often as it determines to be necessary and appropriate, but not less than quarterly each year. The Committee may establish its own schedule, provided that it shall provide such schedule to the Board in advance. The chairperson of the Committee or a majority of the Members may call special meetings of the Committee upon notice as is required for special meetings of the Board in accordance with the Company’s Bylaws. A majority of the appointed Members, but not less than two (2) Members, shall constitute a quorum for the transaction of business. Members may participate in a meeting through use of conference telephone or similar communication equipment, so long as all Members participating in such meeting can hear one another, and such participation shall constitute presence in person at such meeting.

The Committee may meet with any person or entity in executive session as desired by the Committee. The Committee shall meet with the Company’s independent auditors, at such times as the Committee deems appropriate, to review the independent auditor’s examination and management report.

Unless the Committee by resolution determines otherwise, any action required or permitted to be taken by the Committee may be taken without a meeting if all Members consent thereto in writing and the writing or writings are filed with the minutes of the proceedings of the Committee. The Committee may form and delegate authority to subcommittees when appropriate.

Minutes

The Committee shall maintain written minutes of its meetings, which minutes shall be filed with the minutes of the meetings of the Board.

AMERICAN STOCK TRANSFER
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VOTE BY INTERNET - www.proxyvote.com
Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE STOCKHOLDER COMMUNICATIONS
If you would like to reduce the costs incurred by Global Cash Access Holdings, Inc. in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access stockholder communications electronically in future years.

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VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Global Cash Access Holdings, Inc., c/o ADP, 51 Mercedes Way, Edgewood, NY 11717.

123,456,789,012.00000
→ 000000000000

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: ☒ GLOBO1 KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

GLOBAL CASH ACCESS HOLDINGS, INC.

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Vote on Proposals

Proposal 1.

To elect the following Class I directors of the Board of Directors to serve until the 2009 annual meeting of stockholders or until their successors have been duly elected and qualified:

For All	Withhold All	For All Except
▢	▢	▢

To withhold authority to vote for any individual nominee, mark "For All Except" and write the nominee's name on the line below.

____

Nominees:
01) Kirk Sanford
02) E. Miles Kilburn
03) William H. Harris

Proposal 2.

For	Against	Abstain
▢	▢	▢

In their discretion, the proxies are authorized to vote upon such other business as may properly come before the Annual Meeting.

Please date and sign exactly as your name(s) is (are) shown on the share certificate(s) to which the Proxy applies. When shares are held as joint-tenants, both should sign. When signing as an executor, administrator, trustee, guardian, attorney-in-fact or other fiduciary, please give full title as such. When signing as a corporation, please sign in full corporate name by President or other authorized officer. When signing as a partnership, please sign in partnership name by an authorized person.

MARK HERE IF YOUR MAILING ADDRESS CHANGED. PLEASE DETAIL THE CHANGE ON THE REVERSE. ▢

PLEASE INDICATE IF YOU PLAN ON ATTENDING THE ANNUAL STOCKHOLDERS' MEETING ▢ Yes ▢ No

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Signature (Joint Owners) Date

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PROXY

PROXY

**This Proxy Is Solicited on Behalf of the Board of Directors of Global Cash Access Holdings, Inc. for the Annual Meeting of Stockholders to be held April 27, 2006**

The undersigned holder of Common Stock, par value $.001, of Global Cash Access Holdings, Inc. (the "Company") hereby appoints Kirk Sanford and Harry C. Hagerty, or either of them, proxies for the undersigned, each with full power of substitution, to represent and to vote as specified in this Proxy all Common Stock of the Company that the undersigned stockholder would be entitled to vote if personally present at the 2006 Annual Meeting of Stockholders (the "Annual Meeting") to be held on April 27, 2006 at 9:00 a.m., Pacific Daylight Time, at the Green Valley Ranch, 2300 Paseo Verde Drive, Henderson, Nevada 89052, and at any adjournments or postponements thereof. The undersigned stockholder hereby revokes any proxy or proxies heretofore executed for such matters.

**This proxy, when properly executed, will be voted in the manner as directed herein by the undersigned stockholder. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR PROPOSAL 1 AND PROPOSAL 2 AND IN THE DISCRETION OF THE PROXIES AS TO ANY OTHER MATTERS THAT MAY PROPERLY COME BEFORE THE MEETING. The undersigned stockholder may revoke this proxy at any time before it is voted by delivering to the Corporate Secretary of the Company either a written revocation of the proxy or a duly executed proxy bearing a later date, or by appearing at the Annual Meeting and voting in person.**

THE BOARD OF DIRECTORS RECOMMENDS A VOTE **"FOR"** PROPOSAL 1 REGARDING THE ELECTION OF THE CLASS I DIRECTOR NOMINEES AND **"FOR"** PROPOSAL 2 REGARDING THE RATIFICATION OF DELOITTE & TOUCHE LLP AS THE COMPANY'S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING DECEMBER 31, 2006.

**PLEASE MARK, SIGN, DATE AND RETURN THIS CARD PROMPTLY USING THE ENCLOSED RETURN ENVELOPE. If you receive more than one proxy card, please sign and return ALL cards in the enclosed envelope.**

Address Changes: ______________________________

______________________________

(If you noted any Address Changes above, please mark corresponding box on the reverse side.)